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                                CREDIT AGREEMENT

                                      among

                            HYDROCHEM HOLDING, INC.,

                      HYDROCHEM INDUSTRIAL SERVICES, INC.,

                                 VARIOUS LENDERS

                                       and

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent


                  -------------------------------------------

                          Dated as of November 19, 1999

                  --------------------------------------------


                         BANC OF AMERICA SECURITIES LLC,

                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.  Amountand Terms of Credit.........................................1

         1.01  The Commitments................................................1
         1.02  Minimum Amount of Each Borrowing...............................3
         1.03  Notice of Borrowing............................................4
         1.04  Disbursement of Funds..........................................5
         1.05  Notes..........................................................5
         1.06  Conversions....................................................7
         1.07  Pro Rata Borrowings............................................7
         1.08  Interest.......................................................7
         1.09  Interest Periods...............................................8
         1.10  Increased Costs, Illegality, etc...............................9
         1.11  Compensation..................................................11
         1.12  Change of Lending Office......................................12
         1.13  Replacement of Lenders........................................12

SECTION 2.  Letters of Credit................................................13

         2.01  Letters of Credit.............................................13
         2.02  Maximum Letter of Credit Outstandings; Final Maturities.......14
         2.03  Letter of Credit Requests; Minimum Stated Amount..............14
         2.04  Letter of Credit Participations...............................15
         2.05  Agreement to Repay Letter of Credit Drawings..................17
         2.06  Increased Costs...............................................18

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment............18

         3.01  Fees..........................................................18
         3.02  Voluntary Termination of Unutilized
                Revolving Loan Commitments...................................19
         3.03  Mandatory Reduction of Commitments............................20

SECTION 4.  Prepayments; Payments; Taxes.....................................20

         4.01  Voluntary Prepayments.........................................20
         4.02  Mandatory Repayments..........................................21
         4.03  Method and Place of Payment...................................25
         4.04  Net Payments..................................................25

SECTION 5.  Conditions Precedent to Credit Events
             on the Initial Borrowing Date...................................27

         5.01  Execution of Agreement; Notes.................................27
         5.02  Officer's Certificate.........................................27
         5.03  Opinions of Counsel...........................................27

                                      (i)

         5.04  Corporate Documents; Proceedings; etc.........................27
         5.05  Plans; Shareholders'Agreements;
                Management Agreements; Employment Agreements;
                Non-Compete Agreements; Collective Bargaining
                Agreements; Tax Sharing Agreements; Existing
                Indebtedness Agreements......................................28
         5.06  Consummation of the Transaction...............................29
         5.07  Adverse Change, etc...........................................30
         5.08  Litigation....................................................31
         5.09  Pledge Agreement..............................................31
         5.10  Security Agreement............................................31
         5.11  Subsidiaries Guaranty.........................................31
         5.12  Mortgage; Title Insurance; Survey.............................32
         5.13  Financial Statements; Pro Forma Balance Sheet;
                Projections..................................................32
         5.14  Solvency Certificate; Insurance Certificates;
                Initial Borrowing Base Certificate...........................32
         5.15  Subordinated Debt Compliance..................................33
         5.17  Fees, etc.....................................................33

SECTION 6.  ConditionsPrecedent to All Credit Events.........................33

         6.01  No Default; Representations and Warranties....................33
         6.02  Notice of Borrowing; Letter of Credit Request.................34

SECTION 7.  Representations,Warranties and Agreements........................34

         7.01  Organizational Status.........................................34
         7.02  Power and Authority...........................................34
         7.03  No Violation..................................................35
         7.04  Approvals.....................................................35
         7.05  Financial Statements; Financial Condition;
                Undisclosed Liabilities; Projections; etc....................35
         7.06  Litigation....................................................37
         7.07  True and Complete Disclosure..................................37
         7.08  Use of Proceeds; Margin Regulations...........................38
         7.09  Tax Returns and Payments......................................38
         7.10  Compliance with ERISA.........................................39
         7.11  The Security Documents........................................40
         7.12  Representations and Warranties in the Acquisition Document....41
         7.13  Properties....................................................41
         7.14  Capitalization................................................41
         7.15  Subsidiaries..................................................41
         7.16  Compliance with Statutes, etc.................................42
         7.17  Investment Company Act........................................42
         7.18  Public Utility Holding Company Act............................42
         7.19  Environmental Matters.........................................42
         7.20  Labor Relations...............................................43
         7.21  Patents, Licenses, Franchises and Formulas....................43
         7.22  Indebtedness..................................................43
         7.23  Transaction...................................................43

                                      (ii)

         7.24  Insurance.....................................................44
         7.25  Year 2000.....................................................44
         7.26  Subordinated Notes; etc.......................................44
         7.27  Special Purpose Corporation...................................44

SECTION 8.  Affirmative Covenants............................................44

         8.01  Information Covenants.........................................45
                  (a)  Monthly Reports.......................................45
                  (b)  Quarterly Financial Statements........................45
                  (c)  Annual Financial Statements...........................45
                  (d)  Management Letters....................................46
                  (e)  Budgets...............................................46
                  (f)  Officer's Certificates................................46
                  (g)  Notice of Default, Litigation and
                        Material Adverse Effect..............................47
                  (h)  Other Reports and Filings.............................47
                  (i)  Environmental Matters.................................47
                  (j)  Borrowing Base Certificate............................48
                  (k)  Other Information.....................................48
         8.02  Books, Records and Inspections;
                Receivables and Inventory Audit..............................48
         8.03  Maintenance of Property; Insurance............................49
         8.04  Existence; Franchises.........................................49
         8.05  Compliance with Statutes, etc.................................50
         8.06  Compliance with Environmental Laws............................50
         8.07  ERISA.........................................................51
         8.08  End of Fiscal Years; Fiscal Quarter...........................52
         8.09  Performance of Obligations....................................52
         8.10  Payment of Taxes..............................................52
         8.11  Use of Proceeds...............................................52
         8.12  Certain Post-Closing Actions;
                Additional Security; Further Assurances......................52
         8.13  Foreign Subsidiaries Security.................................54
         8.14  Information Systems and Equipment.............................55
         8.15  Ownership of Subsidiaries.....................................55
         8.16  Permitted Acquisitions........................................55
         8.17  Contributions; Payments; etc..................................57
         8.18  Holding Junior Subordinated Notes.............................57
         8.19  Holding Preferred Stock.......................................57

SECTION 9.  Negative Covenants...............................................57

         9.01  Liens.........................................................57
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc........59
         9.03  Dividends.....................................................61
         9.04  Indebtedness..................................................62
         9.05  Advances, Investments and Loans...............................64
         9.06  Transactions with Affiliates..................................66
         9.07  Capital Expenditures..........................................66

                                     (iii)

         9.08  Consolidated Interest Coverage Ratio..........................68
         9.09  Consolidated Fixed Charge Coverage Ratio......................68
         9.10  Maximum Consolidated Leverage Ratio...........................68
         9.11  Minimum Consolidated Net Worth................................69
         9.12 Limitation on Payments and Modifications of Certain Indebtedness; Modifications of Certificate of
                Incorporation, By-Laws and Certain Other Agreements, etc.....69
         9.13  Limitation on Certain Restrictions on Subsidiaries............70
         9.14  Limitation on Issuance of Capital Stock.......................70
         9.15  Business......................................................71
         9.16  Limitation on Creation of Subsidiaries........................71

SECTION 10.  Eventsof Default................................................71

         10.01 Payments......................................................71
         10.02 Representations, etc..........................................72
         10.03 Covenants.....................................................72
         10.04 Default Under Other Agreements................................72
         10.05 Bankruptcy, etc...............................................72
         10.06 ERISA.........................................................73
         10.07 Security Documents............................................73
         10.08 Guaranties....................................................74
         10.09 Judgments.....................................................74
         10.10 Change of Control.............................................74

SECTION 11.  Definitionsand Accounting Terms.................................74

         11.01 Defined Terms.................................................74

SECTION 12.  The Administrative Agent.......................................101

         12.01 Appointment..................................................101
         12.02 Nature of Duties.............................................102
         12.03 Lack of Reliance on the Administrative Agent.................102
         12.04 Certain Rights of the Administrative Agent...................102
         12.05 Reliance.....................................................103
         12.06 Indemnification..............................................103
         12.07 The Administrative Agent in its Individual Capacity..........103
         12.08 Holders......................................................103
         12.09 Resignation by the Administrative Agent......................104

SECTION 13.  Miscellaneous..................................................104

         13.01 Payment of Expenses, etc.....................................104
         13.02 Right of Setoff..............................................105
         13.03 Notices......................................................106
         13.04 Benefit of Agreement; Assignments; Participations............106
         13.05 No Waiver; Remedies Cumulative...............................108

                                      (iv)

         13.06 Payments Pro Rata............................................108
         13.07 Calculations; Computations; Accounting Terms.................109
         13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
                VENUE; WAIVER OF JURY TRIAL.................................109
         13.09 Counterparts.................................................110
         13.10 Effectiveness................................................110
         13.11 Headings Descriptive.........................................111
         13.12 Amendment or Waiver; etc.....................................111
         13.13 Survival.....................................................112
         13.14 Domicile of Loans............................................112
         13.15 Register.....................................................112
         13.16 Confidentiality..............................................113
         13.17 Certain Agreements with respect to the Senior
                Subordinated Notes..........................................113
         13.18 Increase of Commitments......................................114

SECTION 14.  Holding Guaranty...............................................114

         14.01 Guaranty.....................................................114
         14.02 Bankruptcy...................................................115
         14.03 Nature of Liability..........................................115
         14.04 Independent Obligation.......................................115
         14.05 Authorization................................................116
         14.06 Reliance.....................................................117
         14.07 Subordination................................................117
         14.08 Waiver.......................................................117
         14.09 Nature of Liability..........................................118


         SCHEDULE I                 Commitments
         SCHEDULE II                Lender Addresses
         SCHEDULE III               ERISA Matters
         SCHEDULE IV                Real Property
         SCHEDULE V                 Subsidiaries
         SCHEDULE VI                Existing Indebtedness
         SCHEDULE VII               Insurance
         SCHEDULE VIII              Existing Liens
         SCHEDULE IX                Existing Investments
         SCHEDULE X                 Indebtedness to be Refinanced
         SCHEDULE XI                Existing Letters of Credit


         EXHIBIT A-1                Notice of Borrowing
         EXHIBIT A-2                Notice of Conversion/Continuation
         EXHIBIT B-1                Term Note
         EXHIBIT B-2                Revolving Note
         EXHIBIT B-3                Swingline Note

                                      (v)

         EXHIBIT C                  Letter of Credit Request
         EXHIBIT D                  Section 4.04(b)(ii) Certificate
         EXHIBIT E                  Opinion of Haynes & Boone, LLP
         EXHIBIT F                  Officers' Certifiicate
         EXHIBIT G                  Pledge Agreement
         EXHIBIT H                  Security Agreement
         EXHIBIT I                  Subsidiaries Guaranty
         EXHIBIT J                  Solvency Certificate
         EXHIBIT K                  Compliance Certificate
         EXHIBIT L                  Borrowing Base Certificate
         EXHIBIT M                  Assignment and Assumption Agreement
         EXHIBIT N                  Intercompany Note

                                      (vi)

                  CREDIT AGREEMENT, dated as of November 19, 1999, among HYDROCHEM HOLDING, INC., a Delaware corporation ("Holding"), HYDROCHEM INDUSTRIAL SERVICES, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

                  WHEREAS, this Agreement refinances and replaces, and is the successor facility to, the Existing HydroChem Credit Agreement; and

                  WHEREAS, the Borrower, by resolution of its Board of Directors, has designated this Agreement as (and the Borrower hereby designates this Agreement as) "Designated Senior Debt" under, and as defined in, the Senior Subordinated Note Indenture;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. AMOUNT AND TERMS OF CREDIT.

                  1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) only may be incurred by the Borrower on the Initial Borrowing Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provived that, (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 14th day following the Initial Borrowing Date, Term Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Revolving Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one week which begins and ends on the same day, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the

Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 14th day following the Initial Borrowing Date, Revolving Loans only may be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Term Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one week which begins and ends on the same day, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of
(x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and (iv) shall not exceed for all such Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

                  (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding S wingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

                  (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders PRO RATA based on each such RL Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Borrowing Base at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans in the aggregate.

                  1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder
(excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, PROVIDED that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing and (C) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered).

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Vice President of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

                  1.04  DISBURSEMENT OF FUNDS. No later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 2:00 P.M. (New York time) on the date specified in Section 1.01(D)), each Lender with a Commitment of the respective Tranche will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office by 3:00 P.M. (New York time) on the date specified in the respective Notice of Borrowing (or by 4:30 P.M. (New York time) on the date specified in the respective notice delivered pursuant to Section 1.03(b)(i) in the case of a Borrowing of Swingline Loans) the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith

(each a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby,
(iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Swingline  Note issued to the  Swingline  Lender shall
(i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 CONVERSIONS. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum
Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, PROVIDED that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion,
(iii) unless the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 14th day following the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(ii) and 1.01(b)(i), and (iii) no conversion pursuant to this Section
1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                  1.07 PRO RATA BORROWINGS. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred FROM THE LENDERS PRO RATA on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to (A) in the case of Term Loans and Revolving Loans, the sum of the Applicable Margin plus the Base Rate each as in effect from time to time and (B) in the case of Swingline Loans, the Base Rate as in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid OR prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; PROVIDED, HOWEVER, that in the case of Base Rate Loans, interest shall not be payable pursuant to the preceding clause (iii) at the time of any repayment or prepayment thereof (but shall otherwise be payable as provided in preceding clause (i)) unless the respective repayment or prepayment is made (x) in the case of Revolving Loans, in conjunction with a permanent reduction of the Total Revolving Loan Commitment or (y) in the case of Term Loans and Revolving Loans, in conjunction with a repayment or prepayment (or a required repayment or prepayment) in full of all outstanding Loans of the respective Tranche.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 INTEREST PERIODS. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent a Notice of Conversion/Continuation (appropriately completed), the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, and, if prior to the earlier of the 14th day following the Initial Borrowing Date and the Syndication Date, a one week period, PROVIDED that (in each case):

                 (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

                (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

               (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under
         Section 4.02(b) if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                 (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to Section 1.14, pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower is notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to
Section 1.14, pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                  1.11 COMPENSATION. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section
4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

                  1.12 CHANGE OF LENDING OFFICE. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

                  1.13 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

                  1.14 LIMITATION ON ADDITIONAL AMOUNTS. Notwithstanding anything to the contrary contained in Section 1.10 or 2.06, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay any amount under Section 1.10 or 2.06 within 180 days after the later of (x) the date such Lender incurs the respective increased costs or reduction in the rate of return or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs or reduction in the rate of return, such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to
Section 1.10 or 2.06 to the extent that the respective increased costs or reduction in the rate of return are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to Section 1.10 or 2.06. This Section 1.14 shall have no applicability to any Section of this Agreement other than Sections 1.10 and 2.06.

                  SECTION 2.  LETTERS OF CREDIT.

                  2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

                  (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, PROVIDED that the Issuing Lender shall not be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                 (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to the Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it; or

                (ii) the Issuing Lender shall have received from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.03(b).

                  (c) Schedule XI contains a description of all letters of credit issued by the Issuing Lender pursuant to the Existing HydroChem Credit Agreement and which are to remain outstanding on the Initial Borrowing Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for purposes of this Agreement on the Initial Borrowing Date.

                  2.02 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $5,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the lesser of (A) the Total Revolving Loan Commitment at such time and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) three Business Days prior to the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 10 days prior to the Revolving Loan Maturity Date.

                  2.03 LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, the Issuing Lender shall promptly notify the Borrower, the Administrative Agent and each Participant of such issuance, modification or amendment as the case may be. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

                  (c) The initial Stated Amount of each Letter of Credit shall not be less than $25,000 or such lesser amount as is acceptable to the Issuing Lender.

                  2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than the Issuing Lender in its capacity (if any) as an RL Lender (each such RL Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (c) In the event that the Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 1:00 P.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

                  (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of
         Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                 (v) the occurrence of any Default or Event of Default.

                  2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus 2%, with interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Lender with respect to drawings under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holding or any Subsidiary of Holding may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of

Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  2.06 INCREASED COSTS. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or
(ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall, subject to
Section 1.14, pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate the Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

                  3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan

Commitment of such Non-Defaulting RL Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

                  3.02 VOLUNTARY TERMINATION OF UNUTILIZED REVOLVING LOAN COMMITMENTS. (a) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 3.02(a), in an integral multiple of $500,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, PROVIDED that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

                  3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitments of each Lender) shall terminate in its entirety on November 30, 1999 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of the Term Loans on such date).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree, on the 15th day after the date on which a Change of Control occurs (it being understood that nothing in this clause (ii) shall limit the rights of the Lenders pursuant to Section 10 as a result of an Event of Default under Section 10.10).

                  SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

                  4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000, (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000 and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; and (iv) each prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied (1) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within 12 months after the date of the respective prepayment and (2) second, to the extent that the amount of such prepayment exceeds the amount required to be applied pursuant to the preceding clause (1), to reduce the then remaining scheduled repayments on a PRO RATA basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (I) in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 4.01(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (II) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender and (III) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained. Each prepayment of Term Loans pursuant to this Section 4.01(b) shall be applied to reduce the then remaining Scheduled Repayments on a PRO RATA basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                  4.02 MANDATORY REPAYMENTS.  (a) On any day on which the sum of
(I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                  (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "Scheduled Repayment"):

                   SCHEDULED REPAYMENT DATE                  AMOUNT
                   ------------------------                  ------
                   September 30, 2000                        $  500,000
                   December 31, 2000                         $  500,000
                   March 31, 2001                            $1,250,000
                   June 30, 2001                             $1,250,000
                   September 30, 2001                        $1,250,000
                   December 31, 2001                         $1,250,000
                   March 31, 2002                            $1,750,000
                   June 30, 2002                             $1,750,000
                   September 30, 2002                        $1,750,000
                   December 31, 2002                         $1,750,000
                   March 31, 2003                            $2,000,000
                   June 30, 2003                             $2,000,000
                   September 30, 2003                        $2,000,000
                   December 31, 2003                         $2,000,000
                   March 31, 2004                            $2,250,000
                   June 30, 2004                             $2,250,000
                   September 30, 2004                        $2,250,000
                   Term Loan Maturity Date                   $2,250,000

                  (c) In addition to any other mandatory repayments pursuant to this Section 4.02, within five Business Days after each date on or after the Initial Borrowing Date upon which Holding or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) from the issuance by Holding of shares of its common stock (including as a result of the exercise of any options, warrants or rights with respect thereto), or options, warrants or rights to purchase shares of its common stock, to officers, directors and employees of Holding or any of its Subsidiaries in an aggregate amount not to exceed $250,000 in any fiscal year of Holding, (ii) to fund an Excluded Equity Transaction or (iii) from equity contributions to any Subsidiary of the Holding to the extent made by Holding or another Subsidiary of Holding), an amount equal to 50% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (d) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Holding or any of its Subsidiaries receives any cash proceeds from any incurrence by Holding or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (e) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Holding or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(H) AND (I); PROVIDED that with respect to no more than $3,000,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of Holding plus the Net Sale Proceeds (if any) received from the Permitted Singapore Transaction, the Net Sale Proceeds therefrom (in either case) shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase replacement assets or otherwise for Capital Expenditures (in either case) within 270 days following the date of the respective Asset Sale, and PROVIDED FURTHER, that if all or any portion of such Net Sale Proceeds not required to be applied to the repayment of outstanding Term Loans as provided in this Section 4.02(e) are not so reinvested within such 270-day period (or such earlier date, if any, as the Borrower determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e) without regard to the preceding proviso.

                  (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (g) In addition to any other mandatory repayments pursuant to this Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which Holding or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events in which the Net Insurance Proceeds therefrom do not exceed $250,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); PROVIDED that so long as no Default or Event of Default then exists and such Net Insurance Proceeds do not exceed $3,000,000, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and PROVIDED FURTHER, that (i) if the amount of such Net Insurance Proceeds exceeds $3,000,000, then the entire amount of such Net Insurance Proceeds (and not just the portion of such Net Insurance Proceeds in excess of $3,000,000) shall be applied as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g) and (ii) if all or any portion of such Net Insurance Proceeds not required to be applied to the repayment of outstanding Term Loans pursuant to the preceding proviso are not so used within 270 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g) without regard to the preceding proviso. Notwithstanding the foregoing, the provisions of this Section 4.02(g) with respect to any Net Insurance Proceeds received in respect of a Recovery Event for the Deer Park Facility shall be subject to the terms of the Existing Deer Park Mortgage so long as same remains in effect, and the Borrower may, and shall use its best efforts to, apply all such Net Insurance Proceeds to restore the respective damage to the Deer Park Facility and not to repay the Existing Deer Park Mortgage.

                  (h) Each amount required to be applied to the outstanding Term Loans pursuant to Sections 4.02(d) and (f) shall be applied to reduce the then remaining Scheduled Repayments on a PRO RATA basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto). Each amount required to be applied to the outstanding Term Loans pursuant to Sections 4.02(c), (e) and (g) shall be applied (i) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within 12 months after the date the respective repayment is otherwise required to be made pursuant to such Section 4.02(c), (e) or (g), as the case may be, and (ii) second, to the extent that the amount required to be so applied exceeds the amount to be applied pursuant to preceding clause (i), to reduce the then remaining Scheduled Repayments on a PRO RATA basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving to all prior reductions thereto).

                  (i) With respect to each  repayment of Loans  required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the
Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (j) In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (ii) unless the Required Lenders otherwise agree, all then outstanding Loans shall be prepaid in full on the 15th day after the date on which a Change of Control occurs (it being understood that nothing in this clause (ii) shall limit the rights of the Lenders pursuant to Section 10 as a result of an Event of Default under Section 10.10).

                  4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies,
imposts,   duties,  fees,   assessments  or  other  charges  being  referred  to
collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  SECTION 5. CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE INITIAL BORROWING DATE. The obligation of each Lender to make Loans, and the obligation of the Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Term Note and/or Revolving Note executed by the Borrower and to the extent requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  5.02 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08 and 6.01 have been satisfied on such date.

                  5.03 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Haynes & Boone, LLP, counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (ii) reliance letters addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date with respect to the opinions delivered pursuant to the Acquisition Agreement, which reliance letters and opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  5.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Initial
Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent (it being understood that, in any event, the resolutions of the Borrower shall contain the designations referred to in the third recital of this Agreement).

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.05 PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; NON-COMPETE AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; TAX SHARING AGREEMENTS; EXISTING INDEBTEDNESS AGREEMENTS. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

                 (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holding or any of its Subsidiaries or ERISA Affiliates (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holding, any Subsidiary of Holding or any ERISA Affiliate, or reasonably available thereto from the sponsor or trustee of any such Plan) (collectively, the "Employee Benefits Plans");

                (ii) all agreements entered into by Holding or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by its shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

               (iii) all material agreements with members of, or with respect to, the management of Holding or any of its Subsidiaries (collectively, the "Management Agreements");

                (iv) all material employment agreements entered into by Holding or any of its Subsidiaries (collectively, the "Employment Agreements");

                 (v) all non-compete agreements entered into by Holding or any of its Subsidiaries which restrict the activities of Holding or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

                (vi) all collective bargaining agreements applying or relating to any employee of Holding or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

               (vii)  all  tax  sharing,   tax   allocation  and  other  similar
         agreements   entered  into  by  Holding  or  any  of  its  Subsidiaries
         (collectively, the "Tax Sharing Agreements"); and

              (viii) all agreements evidencing or relating to Indebtedness of Holding or any of its Subsidiaries which is to remain outstanding after giving effect to the Transaction (collectively, the "Existing Indebtedness Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Initial Borrowing Date.

                  5.06 CONSUMMATION OF THE TRANSACTION. (a) On the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws, and each of the conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Agreement shall have been satisfied and not waived, except with the consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent.

                  (b) On the Initial Borrowing Date, the Borrower shall have issued the Seller Subordinated Notes in the aggregate principal amount of $3,500,000.

                  (c) (i) On the Initial Borrowing Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated (unless deemed to be issued hereunder pursuant to Section 2.01(c)) and all other amounts (including premiums) owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive to the extent provided therein) and be of no further force and effect.

                  (ii) On the Initial Borrowing Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all security interests and Liens on the assets owned by Holding and its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holding and its Subsidiaries as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the
Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holding or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holding or any of is Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holding or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) all collateral owned by Holding or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Holding or such Subsidiary, as the case may be.

                  (d) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent and the Lenders true and correct copies of all Documents entered into in connection with the Transaction
(including, without limitation, the Acquisition Documents and the Seller Subordinated Notes), and all of the terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  (e) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in Sections 5.06(a) through (c) have been satisfied as of the Initial Borrowing Date.

                  5.07 ADVERSE CHANGE, ETC. (a) On or prior to the Initial Borrowing Date, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Landry.

                  (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein (including the consent of Bank One as the prior lienholder on the Deer Park Facility) shall have been obtained and remain in effect (other than immaterial consents relating to the Acquisition), and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. On or prior to the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.


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

                  5.08 LITIGATION. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Landry.

                  5.09 PLEDGE  AGREEMENT.  On the Initial  Borrowing  Date, each
Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated stock powers in the case of capital stock constituting Pledge Agreement Collateral.

                  5.10 SECURITY AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                 (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name Holding or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name Holding or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

               (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement.

                  5.11 SUBSIDIARIES GUARANTY. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

                  5.12  MORTGAGE;  TITLE  INSURANCE;  SURVEY.   On  the  Initial
Borrowing Date, the Collateral Agent shall have received:

                  (a) fully executed counterparts of a Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, which Mortgage shall cover the Deer Park Facility owned by the Borrower, together with evidence that counterparts of such Mortgage have been delivered to the title insurance company insuring the Lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien, subject only to Permitted Encumbrances (including the Existing Deer Park Mortgage), on such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                  (b) a Mortgagee Policy on the Mortgage for the Deer Park Facility issued by a title insurer reasonably satisfactory to the Collateral Agent and in an amount equal to $3,500,000, assuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances (including the Existing Deer Park Mortgage), and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request; and

                  (c)  a  recent  survey,  in  form  and  substance   reasonably
         satisfactory to the Collateral Agent, of the Deer Park Facility, certified by a licensed professional surveyor reasonably satisfactory to the Collateral Agent.

                  5.13 FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET; PROJECTIONS. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the PRO FORMA financial statements and the projections referred to in Sections 7.05(a) AND (d), which historical financial statements, PRO FORMA financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  5.14 SOLVENCY CERTIFICATE; INSURANCE CERTIFICATES; INITIAL BORROWING BASE CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received:

                 (i) a solvency certificate from the chief financial officer of Holding in the form of Exhibit J;

                (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of Holding and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice (or 10 days' prior written notice thereof in the case of nonpayment of premium) by the insurer to the Collateral Agent; and

               (iii)  the  initial   Borrowing  Base  Certificate   meeting  the
         requirements of Section 8.01(j).

                  5.15 SUBORDINATED DEBT COMPLIANCE. (a) On the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower's chief financial officer demonstrating in reasonable detail (and showing the financial calculations therefor) that the full amount of the Term Loans and at least $3,500,000 of Revolving Loans and at least $2,260,000 of Letters of Credit may be incurred or issued (as the case may
be) on, and that the Seller Subordinated Notes may be issued on, the Initial Borrowing Date in accordance with, and will not violate the provisions of, the Senior Subordinated Note Indenture, including, but not limited to, the provisions of Section 4.09 thereof.

                  (b) On the Initial Borrowing Date, the Borrower also shall have delivered to the trustee under the Senior Subordinated Note Indenture resolutions passed by the Borrower's Board of Directors designating this Agreement as "Designated Senior Debt" under, and as such term is defined in, the Senior Subordinated Note Indenture.

                  5.16 SENIOR LEVERAGE COMPLIANCE. On the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower's chief financial officer demonstrating in reasonable detail (and showing the financial calculations therefor) that the Consolidated Leverage Ratio on the Initial Borrowing Date (and determined on a PRO FORMA Basis, but excluding from the calculation thereof the Senior Subordinated Notes, the Seller Subordinated Notes and the Holding Junior Subordinated Notes) is no greater than 1.50:1.00.

                  5.17 FEES, ETC. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and such Lender to the extent then due.

                  SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of the Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.02 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of Holding and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing
Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders (except for the documents to be delivered pursuant to Section 5.05) and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holding and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  7.01 ORGANIZATIONAL STATUS. Each of Holding and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  7.02 POWER AND AUTHORITY. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the

Documents  to  which  it  is  party  and  has  taken  all  necessary  corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holding or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which Holding or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of Holding or any of its Subsidiaries.

                  7.04 APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any such Document.

                  7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a)(i) The consolidated balance sheets of each of Holding and the Borrower for their fiscal years ended on December 31, 1998 and December 31, 1997 and for the nine month period ended on September 30, 1999, respectively, and the related consolidated statements of income, cash flows and stockholders' equity of each of Holding and the Borrower for their fiscal years or nine month period ended on such dates, as the case may be, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of each of Holding and the Borrower at the dates of such balance sheets and the consolidated results of the operations of each of Holding and the Borrower for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned nine month interim financial statements, for normal year-end audit adjustments and the absence of footnotes).

                  (ii) The balance sheets of Landry for its fiscal years ended on February 28, 1999 and February 28, 1998 and for the seven month period ended on September 30, 1999, respectively, and the related statements of income, cash flows and stockholders' equity of Landry for the fiscal years or seven month period ended on such dates, as the case may be, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the financial position of Landry as of the date of such balance sheets and the results of the operations of Landry for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned seven month interim financial statements, for normal year-end audit adjustments and the absence of footnotes).

                  (iii) The consolidated balance sheets of Valley Systems for its fiscal year ended on June 30, 1998 and for the six month period ended on December 31, 1998, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of Valley Systems for the fiscal year or six month period ended on such dates, as the case may be, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of Valley Systems as of the date of such balance sheets and the consolidated results of the operations of Valley Systems for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned six month interim financial statements, for normal year-end audit adjustments and the absence of footnotes).

                  (IV) THE PRO FORMA consolidated balance sheet of the Borrower as of September 30, 1999 (after giving effect to the Transaction and the financing therefor) and the related PRO FORMA consolidated statement of income of the Borrower for the twelve-month period ended on September 30, 1999 (after giving effect to the Transaction, the Valley Systems Acquisition and the financing therefor and assuming that same had occurred on October 1, 1998), copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the PRO FORMA consolidated financial position of the Borrower as of September 30, 1999 and the PRO FORMA consolidated results of the operations of the Borrower for the period covered thereby. ALL OF THE FOREGOING PRO FORMA financial statements have been prepared on a basis consistent with the historical financial statements of the Borrower set forth in clause (a)(i) of this Section 7.05.

                  (v) After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to December 31, 1998), since December 31, 1998, there has been no change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holding or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of Holding and its Subsidiaries taken as a whole will exceed its debts, (ii) each of the Borrower on a stand-alone basis and Holding and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (iii) each of the Borrower on a stand-alone basis and Holding and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this
Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in accordance with generally accepted accounting principles.

                  (c) Except for the Transaction or as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holding or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Holding and its Subsidiaries taken as a whole. As of the Initial Borrowing Date and except for the Transaction, neither Holding nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to Holding and its Subsidiaries taken as a whole.

                  (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holding or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holding or the Borrower regarding the matters reported therein. On the Initial Borrowing Date, Holding and the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results.

                  7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Holding and the Borrower, threatened against Holding or any of its Subsidiaries that are, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  7.07 TRUE AND  COMPLETE  DISCLOSURE.  All factual  information
(taken as a whole) furnished by or on behalf of Holding or the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holding or the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Term Loans will be used by the Borrower (i) to effect the Acquisition and to repay the Indebtedness to be Refinanced and (ii) to pay fees and expenses related to the Transaction.

                  (b) All proceeds of the Revolving Loans and the Swingline Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries; PROVIDED that up to, but no more than, $5,000,000 of Revolving Loans and Swingline Loans in the aggregate may be used for the purposes described in clause (a) of this Section 7.08.

                  (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  7.09 TAX RETURNS AND PAYMENTS. Each of Holding and each of its Subsidiaries has timely filed or caused to be timely filed all federal and state income tax returns and all other material tax returns, domestic and foreign (the "Returns"), required to be filed by it with respect to the income, properties or operations of Holding and/or any of its Subsidiaries (other than those, if any, for which extensions of time for filing have been obtained in accordance with applicable law). The Returns accurately reflect in all material respects all liability for taxes of Holding and its Subsidiaries as a whole for the periods covered thereby. Each of Holding and each of its Subsidiaries have paid all taxes and assessments payable by them which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Holding and its Subsidiaries in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holding and the Borrower threatened, by any authority regarding any taxes relating to Holding or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a material liability to Holding or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holding nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holding or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holding or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holding nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of Holding or any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of Holding or any of its

Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

                  7.10 COMPLIANCE WITH ERISA. (i) Schedule III sets forth, as of the Initial Borrowing Date, each Plan. Except as disclosed on Schedule III, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; except as disclosed on Schedule III, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan (which is not a multiemployer plan) which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holding nor any Subsidiary of Holding nor any ERISA Affiliate has incurred any material liability to, or on account of, a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holding or any Subsidiary of Holding or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee pursuant to Title IV of ERISA to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened which is likely to result in a material liability; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holding and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $250,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holding, any Subsidiary of Holding, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holding or any Subsidiary of Holding or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holding and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

                  (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holding nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holding's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                  7.11 THE SECURITY DOCUMENTS. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or will have upon the reregistration of the certificates of title for the Vacuum Trucks or the recordation of the Grant of Security Interest in U.S. Trademarks, Patents and Copyrights as described below) a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The reregistration of the certificates of title for the Vacuum Trucks reflecting the security interest of the Collateral Agent in such Vacuum Trucks will create a perfected security interest in such Vacuum Trucks. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

                  (b) Upon the delivery of the Pledge Agreement Collateral to the Collateral Agent and assuming the continuous possession thereof by the Collateral Agent, the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. Upon the delivery of the Pledge Agreement Collateral to the Collateral Agent and assuming the continuous possession thereof by the Collateral Agent, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement.

                  (c) Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

                  7.12 REPRESENTATIONS AND WARRANTIES IN THE ACQUISITION DOCUMENTS. All representations and warranties set forth in the Acquisition Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  7.13 PROPERTIES. All Real Property owned or leased by Holding and each of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule IV. Each of Holding and each of its Subsidiaries has good and indefeasible title to all material properties owned by it, including all material property reflected in Schedule IV and in the most recent historical balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                  7.14 CAPITALIZATION. (a) On the Initial Borrowing Date, the authorized capital stock of Holding shall consist of (i) 8,000,000 shares of Class A common stock, $.00005 par value per share, (ii) 5,000,000 shares of Class B common stock, $.00005 par value per share, (iii) 1,000,000 shares of Class C common stock, $.00005 par value per share, and (iv) 5,000,000 shares of Series A 13% Cumulative Preferred Stock, $.00005 par value per share (the "Series A Preferred Stock"). All outstanding shares of the capital stock of Holding have been duly and validly issued and are fully paid and non-assessable. As of the Initial Borrowing Date, Holding does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except (i) as set forth in any Shareholders' Agreement as in effect on the Initial Borrowing Date and (ii) for options, warrants and rights to purchase shares of Holding's common stock which have been issued.

                  (b) On the Initial Borrowing Date, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $.01 par value per share, of which 100 shares shall be issued and outstanding. All outstanding shares of the capital stock of the Borrower have been duly and validly issued, are fully paid and non-assessable and are owned by Holding. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  7.15 SUBSIDIARIES. As of the Initial Borrowing Date, Holding has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of Holding in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof.

                  7.16 COMPLIANCE WITH STATUTES, ETC. Each of Holding and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.17 INVESTMENT COMPANY ACT. Neither Holding nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holding nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.19 ENVIRONMENTAL MATTERS. (a) Each of Holding and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holding and the Borrower, threatened Environmental Claims against Holding or any of its Subsidiaries or any Real Property owned, leased or operated by Holding or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holding or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Holding or any of its Subsidiaries but no longer owned, leased or operated by Holding or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holding or any of its Subsidiaries, or any Real Property owned, leased or operated by Holding or any of its Subsidiaries (including, to the best knowledge of Holding and the Borrower, any Real Property formerly owned, leased or operated by Holding or any of its Subsidiaries but no longer owned, leased or operated by Holding or any of its Subsidiaries, with respect to the period of time such Real Property was owned, leased or operated by Holding or any of its Subsidiaries) or, to the best knowledge of Holding and the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against Holding or any of its Subsidiaries or any Real Property owned, leased or operated by Holding or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Holding or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Holding or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holding or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by Holding or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

                  (c) Notwithstanding anything to the contrary in this Section 7.19, the representations and warranties made in this Section 7.19 shall not be untrue unless the effect of any or all conditions, violations, Environmental Claims, Releases, restrictions, failures, noncompliances, events or circumstances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.20 LABOR RELATIONS. Neither Holding nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holding or any of its Subsidiaries or, to the best knowledge of Holding and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holding or any of its Subsidiaries or, to the best knowledge of Holding and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holding or any of its Subsidiaries or, to the best knowledge of Holding and the Borrower, threatened against Holding or any of its Subsidiaries and
(iii) no union representation question exists with respect to the employees of Holding or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  7.21 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of Holding and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

                  7.22 INDEBTEDNESS. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of Holding and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit, the Senior Subordinated Notes, the Seller Subordinated Notes, the Acquisition Guaranty and the Holding Junior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and Holding or any of its Subsidiaries which directly or indirectly guarantees such debt.

                  7.23 TRANSACTION. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) (other than immaterial consents relating to the Acquisition). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. All actions taken by each Credit Party pursuant to or in furtherance of the Transaction have been taken in all material respects in compliance with the respective Documents and all applicable laws.

                  7.24 INSURANCE. Schedule VII sets forth a true and complete listing of all property and casualty insurance maintained by Holding and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

                  7.25 YEAR 2000. All Information Systems and Equipment are Year 2000 Compliant, except to the extent that the failure of any Information Systems and Equipment to be Year 2000 Compliant, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Further, to the extent that any such reprogramming, remediation or other corrective action is required, the cost thereof (as well as the cost of the reasonably foreseeable consequences of the failure to become Year 2000 Compliant) to Holding and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) could not reasonably be expected to (x) result in a Default or an Event of Default or (y) have a Material Adverse Effect.

                  7.26 SUBORDINATED NOTES; ETC. (a) The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the respective Credit Parties party thereto and the holders of the Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined in the Subsidiaries Guaranty) are within the definitions of "Designated Senior Debt," "Senior Debt" and "Senior Debt of the Subsidiary Guarantor", as the case may be, included in such subordination provisions.

                  (b) The subordination provisions contained in the Seller Subordinated Notes and the Acquisition Guaranty are enforceable against the Borrower, Holding and the holders of the Seller Subordinated Notes, as applicable, and all Obligations and Guaranteed Obligations (as defined in this Agreement) are within the definition of "Senior Debt" included in such subordination provisions.

                  (c) The subordination provisions contained in the Holding Junior Subordinated Notes are enforceable against Holding and the holders of the Holding Junior Subordinated Notes, and all Guaranteed Obligations (as defined in this Agreement) are within the definition of "Specified Superior Debt" included in such subordination provisions.

                  7.27 SPECIAL PURPOSE CORPORATION. Holding has no significant assets (other than the capital stock of the Borrower) or material liabilities (other than those liabilities under the Credit Documents to which it is a party, the Acquisition Guaranty, the Holding Junior Subordinated Notes, the Seller Subordinated Notes and as otherwise permitted by Section 9.15(b)).


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

                  SECTION 8. AFFIRMATIVE COVENANTS. Each of Holding and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section
13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  8.01 INFORMATION  COVENANTS.   Holding  will  furnish  to each
Lender:

                  (A) MONTHLY REPORTS. Within 30 days after the end of each fiscal month of the Borrower (commencing with its fiscal month ending on November 30, 1999), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and, to the extent prepared, retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as and to the extent provided in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                  (B) QUARTERLY FINANCIAL STATEMENTS. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of Holding, (i) the consolidated balance sheet of Holding and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as and to the extent provided in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the chief financial officer of Holding that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holding and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) with respect to the Borrower and its Subsidiaries, management's discussion and analysis of the material operational and financial developments during such quarterly accounting period.

                  (C) ANNUAL FINANCIAL STATEMENTS. Within 100 days after the close of each fiscal year of Holding, (i) the consolidated balance sheet of Holding and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holding and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to accounting or financial matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) with respect to the Borrower and its Subsidiaries, management's discussion and analysis of the material operational and financial developments during such fiscal year.

                  (D) MANAGEMENT LETTERS. Promptly after Holding's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants, and promptly after management's response thereto, a copy of such response.

                  (E) BUDGETS. No later than 30 days following the first day of each fiscal year of Holding, a budget in form reasonably satisfactory to the Administrative Agent prepared by Holding including (i) for each of the twelve months of such fiscal year, budgeted statements of income prepared in detail,
(ii) for each of the four quarterly accounting periods of such fiscal year, budgeted statements of cash flows and balance sheets prepared in detail, and
(iii) for each of the immediately three succeeding fiscal years , budgeted statements of income and cash flows, and balance sheets prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

                  (F) OFFICER'S CERTIFICATES. (A) At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of the chief financial officer of Holding in the form of Exhibit K certifying on behalf of Holding that, to the best of such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Holding and its Subsidiaries were in compliance with the provisions of Sections 4.02(c), 4.02(e), 4.02(f) (to the extent delivered with the financial statements required by Section 8.01(c)), 4.02(g), 9.01(x), 9.01(xii), 9.02(iv), 9.02(v), 9.02(vi),
9.03(iii), 9.03(iv), 9.04, 9.05 and 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period, and (iii) set forth a list of all Subsidiaries of the Borrower as of the date of such certificate and an update to Annexes A through F of the Security Agreement and Annexes B through E of the Pledge Agreement as of the date of such certificate.

                  (B) At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a schedule of all of the Vacuum Trucks owned by the Borrower or any of the Subsidiary Guarantors as of the end of the fiscal quarter most recently ended, which schedule shall specify (i) the state in which each such Vacuum Truck is registered or titled, (ii) whether a security interest has been recorded on the certificate of title for each such Vacuum Truck in favor of the Collateral Agent for the benefit of the Secured Creditors,
(iii) whether the certificate of title for each such Vacuum Truck (as modified to reflect the security interest in favor of the Collateral Agent) has been reregistered with the appropriate state governmental agency (and, if not, the date by which such reregistration must be accomplished in accordance with the terms of the Security Agreement), and (iv) each Vacuum Truck listed thereon acquired since the Initial Borrowing Date or the date of the delivery of the previous schedule pursuant to this Section 8.01(f)(B), as the case may be.

                  (G) NOTICE OF DEFAULT, LITIGATION AND MATERIAL ADVERSE EFFECT. Promptly, and in any event within five Business Days after any officer of Holding or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against Holding or any of its Subsidiaries which could reasonably be expected to be material or (y) with respect to any Document or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (H) OTHER REPORTS AND FILINGS. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holding or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

                  (I) ENVIRONMENTAL MATTERS. Promptly after any officer of Holding or the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to be material:

                 (i) any pending or threatened Environmental Claim against Holding or any of its Subsidiaries or any Real Property owned, leased or operated by Holding or any of its Subsidiaries;

                (ii) any  condition  or  occurrence  on or arising from any Real
         Property owned, leased or operated by Holding or any of its Subsidiaries that (a) results in noncompliance by Holding or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against Holding or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned, leased or operated by Holding or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holding or any of its Subsidiaries of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holding or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; PROVIDED that in any event Holding shall deliver to each Lender all notices received by Holding or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holding or any of its Subsidiaries as potentially responsible parties or which otherwise notify Holding or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holding's or such Subsidiary's response thereto.

                  (J) BORROWING BASE  CERTIFICATE.  (x) On the Initial Borrowing
Date, (y) not later than 3:00 P.M. (New York time) on the thirtieth day after the last day each fiscal month of Holding thereafter, and (z) prior to, or at the time of, the consummation of any Permitted Acquisition, a borrowing base certificate in the form of Exhibit L (each, a "Borrowing Base Certificate"), which shall be prepared (A) as of September 30, 1999 (giving PRO FORMA effect to the Acquisition) in the case of the initial Borrowing Base Certificate, (B) as of the last day of the preceding fiscal month (or, in the case of February, as of the last day of the second preceding fiscal month to the extent that the respective Borrowing Base Certificate is delivered on March 1 or 2, as the case may be) in the case of each subsequent monthly Borrowing Base Certificate, provided that with respect to the Borrowing Base Certificate to be delivered in respect of the Borrower's fiscal month ended on October 31, 1999, the information included thereon for Landry need only include the information for Landry as of September 30, 1999, and (C) as of the last day of the most recently ended fiscal month for which information is available for each Credit Party (including any Person (or assets) acquired as part of such Permitted Acquisition) in the case of each Borrowing Base Certificate delivered in connection with a Permitted Acquisition, in each case certified by the chief financial officer of Holding.

                  (K) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Holding or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

                  8.02 BOOKS, RECORDS AND INSPECTIONS; RECEIVABLES AND INVENTORY AUDIT. Holding will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holding will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of Holding or such Subsidiary, any of the properties of Holding or such Subsidiary (subject to the Administrative Agent's or such Lender's compliance with any safety and security procedures for sites owned or operated by any unaffiliated third Person and on which the Borrower or any of its Subsidiaries operate), and to examine the books of account of Holding or such Subsidiary and discuss the affairs, finances and accounts of Holding or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request. In addition, Holding will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to Holding or the Borrower, the Administrative Agent (or an independent consultant retained by the Administrative Agent) to conduct, at Holding's and the Borrower's expense, an audit of the accounts receivable and inventory of the Credit Parties at such times (but no more frequently than once a year unless an Event of Default shall have occurred and be continuing) as the Administrative Agent shall reasonably require.

                  8.03 MAINTENANCE OF PROPERTY; INSURANCE. (a) Holding will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holding and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holding or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent, together with each set of financial statements delivered pursuant to Section 8.01(c), full information as to the insurance carried. At any time that insurance at or above the levels described on Schedule VII is not being maintained by Holding or any Subsidiary of Holding, Holding will, or will cause one of its Subsidiaries to, promptly notify the Administrative Agent in writing and, if thereafter reasonably requested by the Administrative Agent or the Required Lenders to do so, Holding or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as those described in Schedule VII to the extent such insurance is available at commercially reasonable rates.

                  (b) Holding will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other property or casualty insurance maintained by Holding and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof (or 10 days' prior written notice thereof in the case of nonpayment of premium) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

                  (c) If Holding or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if Holding or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and Holding and the Borrower agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

                  8.04 EXISTENCE; FRANCHISES. Holding will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, HOWEVER, that nothing in this
Section 8.04 shall prevent (i) sales of assets and other transactions by Holding or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holding or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


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

                  8.05 COMPLIANCE WITH STATUTES, ETC. Holding will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) Holding will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by Holding or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holding nor any of its Subsidiaries will generate, use, treat, store or Release or permit the generation, use, treatment, storage or Release of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holding or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business, operations or Real Property of Holding or any of its Subsidiaries.

                  (b) At the reasonable written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, Holding and the Borrower will provide, at the sole expense of Holding and the Borrower, an environmental site assessment report concerning any Real Property owned, leased or operated by Holding or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, PROVIDED that (A) (i) unless the Lenders or the Administrative Agent has received any notice of the type described in Section 8.01(i) or (ii) the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, such request may not be made more than once every two years in respect of any parcel of Real Property and (B) in the case of any Leasehold or facility which is located at an unaffiliated Person's site, the obligations of Holding and the Borrower under this Section 8.06(b) shall be subject to the terms of any such Leasehold or obtaining the requisite consent from such unaffiliated Person. If Holding or the Borrower fails to provide same within 90 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by Holding and the Borrower and Holding and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holding or the Borrower, all at the sole expense of Holding and the Borrower.


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

                  8.07 ERISA As soon as possible  and, in any event,  within ten
(10) days after Holding, any Subsidiary of Holding or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holding will deliver to each of the Lenders a certificate of the chief financial officer of Holding setting forth the full details as to such occurrence and the action, if any, that Holding, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holding, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notices received by Holding, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Holding has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee pursuant to Title IV of ERISA to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holding, any Subsidiary of Holding or any ERISA Affiliate will or is reasonably expected to incur any material liability with respect to, or on account of, the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA; or that Holding or a Subsidiary thereof will or is reasonably expected to incur a material liability with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holding or any Subsidiary of Holding will or is reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holding will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the written request of any Lender, Holding will also deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, at the written request of any Lender, copies of any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by Holding, any Subsidiary of Holding or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by Holding, the respective Subsidiary or the ERISA Affiliate, as applicable. Holding and each of its applicable Subsidiaries shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.08 END OF FISCAL YEARS; FISCAL QUARTERS.  Holding will cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year; PROVIDED, HOWEVER, Landry may have a fiscal year that ends on February 28 and fiscal quarters that end on days that are consistent with such a fiscal year end so long as Holding causes Landry to change its fiscal year end and fiscal quarter ends to the dates otherwise provided above in this Section 8.08 within 60 days following the Initial Borrowing Date.

                  8.09 PERFORMANCE OF OBLIGATIONS. Holding will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.10 PAYMENT OF TAXES. Holding will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien not otherwise permitted under
Section 9.01(I); PROVIDED that neither Holding nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.11 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

                  8.12 CERTAIN POST-CLOSING ACTIONS; ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Within 60 days following the Initial Borrowing Date, Holding will use its reasonable efforts to deliver to the Administrative Agent fully executed counterparts of landlord waivers, each in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Leaseholds of the Borrower and the Subsidiary Guarantors.

                  (b) Within 60 days following the Initial Borrowing Date, Holding will deliver to the Administrative Agent true and correct copies of the certificates of title for each Vacuum Truck owned by the Borrower and the Subsidiary Guarantors as of the Initial Borrowing Date, which certificates of title shall have been properly reregistered with the respective states which issued such certificates of title to reflect the security interest of the Collateral Agent in the Vacuum Trucks covered by such certificates of title.

                  (c) Within 60 days following the Initial Borrowing Date, Holding will use its reasonable efforts to cause each of the Holding Junior Subordinated Notes to be amended on a basis reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received true and correct copies of such amendment.

                  (d) Holding and the Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests and Mortgages in such assets and properties of Holding, the Borrower and the Subsidiary Guarantors (other than Leaseholds) as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (e) Holding will, and will cause each of its Subsidiaries to, at the expense of Holding and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require (including, without limitation, (x) reregistering the certificate of title of any Vacuum Truck in any state in which such Vacuum Truck primarily operates, to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral and (y) delivering fully executed landlord waivers with respect to Leaseholds entered into after the Initial Borrowing Date). Furthermore, Holding will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

                  (f) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holding and its Subsidiaries constituting Collateral, Holding and the Borrower will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                  (g) Each of Holding and Borrower agrees that each action required by clauses (d) through (f) of this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by Holding and/or its Subsidiaries pursuant to the terms of this Section 8.12; PROVIDED that, in no event will Holding or any of its Subsidiaries be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

                  8.13 FOREIGN SUBSIDIARIES SECURITY. If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, Holding does not within 45 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of Holding which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause
(I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having a Material Adverse Effect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be promptly pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall promptly execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of Holding and the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall promptly execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of the Security Agreement, Pledge Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

                  8.14 INFORMATION SYSTEMS AND EQUIPMENT. Holding will, and will cause each of its Subsidiaries to, (i) ensure that its Information Systems and Equipment are at all times Year 2000 Compliant, except insofar as the failure to do so could not reasonably be expected to have a Material Adverse Effect, and
(ii) notify the Administrative Agent and each Lender promptly upon detecting any failure of its Information Systems and Equipment to be Year 2000 Compliant to the extent that such failure could reasonably be expected to have a Material Adverse Effect. In addition, Holding will, and will cause each of its Subsidiaries to, provide the Administrative Agent and any Lender with such information about Holding's or such Subsidiaries' year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or any Lender shall reasonably request.

                  8.15 OWNERSHIP OF SUBSIDIARIES. Except as otherwise permitted by Sections 9.05(xii) and (xiii) and the definition of Permitted Acquisition, the Credit Parties shall directly or indirectly own 100% of the capital stock or other equity interests of each of their Subsidiaries.

                  8.16 PERMITTED ACQUISITIONS. (a) Subject to the provisions of this Section 8.16 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by Holding and the Borrower of compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 for the Test Period (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition for which financial statements are available (each a "Calculation Period"), on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iv) based on good faith projections prepared by Holding and the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08, 9.09, 9.10 and 9.11 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith, (II) the fair market value (as determined in good faith by the Board of Directors of Holding) of any common stock or Qualified Preferred Stock of Holding issued as part of the purchase price therefor (provided that no Default or Event of Default under
Section 10.10 would result therefrom) and (III) the aggregate amount paid and to be paid pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price arrangements (other than customary employment arrangements entered into with one or more of the selling shareholders of the respective Acquired Entity or Business on a basis consistent with past practice and so long as the payments made or to be made thereunder are treated as an expense which reduces Consolidated Net Income in accordance with generally accepted accounting principles) for any such proposed Permitted Acquisition shall not exceed either (A) $2,500,000 or (B) when added to the aggregate consideration paid for all other Permitted Acquisitions consummated during such fiscal year, $7,500,000; (vii) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall eaual or exceed $7,500,000 and the Borrowing Base at such time, giving PRO FORMA effect to such Permitted Acquisition (based on the Borrowing Base Certificate then being delivered pursuant to Section 8.01(j)(z)), would permit the Borrower to incur at least $7,500,000 of additional Revolving Loans; (viii) the aggregate consideration paid in connection with all Permitted Acquisitions in which the Person or assets so acquired had more than 10% of their assets or annual revenues outside of the United States or Puerto Rico (as determined from the most recently available financial information for such Person or assets) does not exceed $3,000,000 in any fiscal year of Holding; and (ix) Holding shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer, certifying to the best of such officer's knowledge, compliance with the requirements of the preceding clauses (i) through (viii), inclusive, and containing the calculations (in reasonable detail) (A) required by the preceding clauses (iii), (iv), (vi), (vii) and (viii) and (B) necessary to establish the Acquired Revenues of the Acquired Entity or Business acquired pursuant to such Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business.

                  (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

                  (c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation as and to the extent required by, Sections 8.12 and 9.16, to the reasonable satisfaction of the Administrative Agent.

                  (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each of Holding and the Borrower that the certifications pursuant to Section 8.16(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.


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

                  8.17 CONTRIBUTIONS; PAYMENTS; ETC. (a) Holding will, upon its receipt thereof, contribute as an equity contribution to the capital of the Borrower, any cash proceeds received by Holding from any asset sale, any incurrence of Indebtedness, any Recovery Event, any tax refunds or any sale or issuance of its equity or any cash capital contributions (other than equity proceeds received as part of an Excluded Equity Transaction).

                  (b) The Borrower will use the proceeds of all equity contributions received by it from Holding as provided in clause (a) above toward the repayment of Term Loans to the extent required by the relevant clause of
Section 4.02.

                  8.18 HOLDING JUNIOR SUBORDINATED NOTES. Holding will ensure that no interest is paid on the Holding Junior Subordinated Notes, rather such interest shall continue to accrue in accordance with the terms of the Holding Junior Subordinated Notes.

                  8.19 HOLDING PREFERRED STOCK. Holding will pay all Dividends on its Qualified Preferred Stock (including the Series A Preferred Stock) in additional shares of such class of Qualified Preferred Stock rather than in cash, provided that in lieu of issuing additional shares of Qualified Preferred Stock as Dividends, Holding may increase the liquidation preference of the shares of the Qualified Preferred Stock in respect of which such Dividends have accrued.

                  SECTION 9. NEGATIVE COVENANTS. Each of Holding and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section
13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  9.01 LIENS. Holding will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holding or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holding or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                 (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by
         appropriate   proceedings   for  which  adequate   reserves  have  been
         established   in  accordance   with   generally   accepted   accounting
         principles;

                (ii) Liens in respect of property or assets of Holding or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens


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

         and other similar Liens arising in the ordinary course of business, and
         (x) which do not in the aggregate materially detract from the value of Holding's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holding or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule VIII, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holding or any of its Subsidiaries;

                (iv)     Liens created pursuant to the Security Documents;

                 (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holding or any of its Subsidiaries;

                (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(IV), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of Holding or any other asset of the Borrower or any Subsidiary of the Borrower;

               (vii) Liens placed upon equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED that (x) the Indebtedness secured by such Liens is permitted by Section 9.04(iv) and
         (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any asset of Holding or any other asset of the Borrower or such Subsidiary;

              (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holding or any of its Subsidiaries;


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

                (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                 (x) Liens arising out of the existence of judgments or awards in respect of which Holding or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, PROVIDED that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed $250,000 at any time outstanding;

                (xi) statutory, common law and contractual landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

               (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), PROVIDED that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $500,000;

              (xiii)     Permitted Encumbrances; and

               (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(x), and
         (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any asset of Holding or any other asset of the Borrower or any of its Subsidiaries.

In connection  with the granting of Liens of the type described in clauses (vi),
(vii) and (xiv) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

                  9.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. Holding will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of


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inventory,  materials and  equipment in the ordinary  course of business) of any
Person (or agree to do any of the foregoing at any future time), except that:

                 (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

                (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

               (iii) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic or worn-out equipment or materials in the ordinary course of business;

                (iv) each of the Borrower and its Subsidiaries may sell other assets (other than the Deer Park Facility and the capital stock of any Subsidiary Guarantor), provided that the aggregate amount of proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $250,000 in any fiscal year of the Borrower;

                 (v) each of the Borrower and its Subsidiaries may sell other assets (other than the Deer Park Facility and the capital stock of any Subsidiary Guarantor), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $3,000,000 in any fiscal year of the Borrower;

                (vi) the Permitted Singapore Transaction shall be permitted;

               (vii) Investments may be made to the extent permitted by Section 9.05;

              (viii) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iv));

                (ix) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

                 (x) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;


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

                (xi) any Subsidiary of the Borrower (i) may be merged or consolidated with or into the Borrower or liquidated so long as the Borrower is the surviving corporation of such merger or consolidation or receives the assets of such Subsidiary upon such liquidation and
         (ii) may transfer its assets to the Borrower or to any Subsidiary Guarantor;

               (xii) any Subsidiary of the Borrower (i) may be merged or consolidated with or into any other Subsidiary of the Borrower or liquidated so long as (A) in the case of any (x) such merger or consolidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of such merger or consolidation or (y) such liquidation, a Subsidiary Guarantor receives the assets of such Subsidiary upon such liquidation and (B) in the case of any (x) such merger or consolidation involving a Wholly-Owned Subsidiary of the Borrower, in addition to the requirements of preceding clause (A)(x), a Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation or (y) such liquidation, in addition to the requirements of preceding clause (B)(y), a Wholly-Owned Subsidiary receives the assets of such Subsidiary upon such liquidation and (ii) may transfer its assets to any Subsidiary Guarantor;

              (xiii) Landry may sell its "Net Accounts Receivable" (as defined in the Acquisition Agreement) for cash as, and to the extent, provided in Section 8.2 of the Acquisition Agreement;

               (xiv) Permitted Acquisitions may be made to the extent permitted by Section 8.16; and

                (xv) the Acquisition shall be permitted in accordance with the terms of the Acquisition Documents.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to Holding or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  9.03 DIVIDENDS. Holding will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holding or any of its Subsidiaries, except that:

                 (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

                (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);


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

               (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to Holding for the purpose of enabling Holding to repurchase, and Holding may repurchase, outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of officers, directors or employees of Holding or any of its Subsidiaries, PROVIDED that the aggregate amount of Dividends and repurchases made pursuant to this clause (iii) in any fiscal year of Holding shall not exceed the lesser of (A) $500,000 and (B) that amount permitted to be paid as a restricted payment at such time pursuant to the first sentence of Section 4.08 of the Senior Subordinated Note Indenture;

                (iv) the Borrower may pay cash Dividends to Holding so long as the proceeds thereof are promptly used by Holding to pay operating expenses incurred in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities) and other similar corporate overhead costs and expenses, PROVIDED that the aggregate amount of cash Dividends paid pursuant to this clause (iv) shall not exceed $250,000 in any fiscal year of Holding;

                 (v) the Borrower may pay cash Dividends to Holding at the times and in the amounts necessary to enable Holding to pay its tax obligations;

                (vi) Holding may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash, provided that in lieu of issuing additional shares of Qualified Preferred Stock as Dividends, Holding may increase the liquidation preference of the shares of the Qualified Preferred Stock in respect of which such Dividends have accrued; and

               (vii) Excluded Equity Transactions shall be permitted.

                  9.04 INDEBTEDNESS. Holding will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                 (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (including any such Indebtedness incurred pursuant to Section 13.18);

                (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI (as reduced by any repayments of principal thereof), plus any subsequent extension, renewal or refinancing thereof, PROVIDED that the aggregate principal amount of any such Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

               (iii) Indebtedness of the Borrower or any of its Subsidiaries under Interest Rate Protection Agreements which are non-speculative in nature and are entered into with an Approved Person to protect the Borrower and its Subsidiaries against fluctuations in interest rates in respect of floating rate Indebtedness outstanding at the time that the


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

         respective Interest Rate Protection Agreements are entered into, which floating rate Indebtedness is otherwise permitted to remain outstanding or be incurred, as the case may be, pursuant to this Section 9.04;

                (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 9.07) and purchase money Indebtedness described in Section 9.01(VII), PROVIDED that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $2,500,000 at any time outstanding;

                 (v) Indebtedness of the Borrower and the Subsidiary Guarantors under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $110,000,000 (as reduced by any repayments of principal thereof);

                (vi) Indebtedness of the Borrower under the Seller Subordinated Notes in an aggregate principal amount not to exceed $3,500,000 (as reduced by any repayments of principal thereof);

               (vii) Indebtedness of Holding under the Holding Junior Subordinated Notes in an aggregate amount not to exceed $12,983,181 as of September 30, 1999 (as reduced by any repayments of principal thereof and as the same may be increased through the accrual of interest in respect of regularly scheduled interest payments in accordance with the terms thereof);

              (viii) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 9.05(ix)(B);

                (ix) Indebtedness consisting of guaranties by the Borrower and the Subsidiary Guarantors of each other's Indebtedness and lease obligations permitted under this Agreement;

                 (x) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (w) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (x) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (x), (y) at the time of such Permitted
         Acquisition, such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be, and (z) the aggregate principal amount of all Indebtedness permitted by this clause (x) shall not exceed $3,000,000 at any one time outstanding;


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

                (xi) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $500,000 at any time outstanding;

               (xii) Indebtedness of the Borrower or any of its Subsidiaries under Other Hedging Agreements entered into with an Approved Person providing protection to the Borrower and its Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower's or any of its Subsidiaries' operations so long as the entering into of such Other Hedging Agreements are BONA FIDE hedging activities and are not for speculative purposes;

              (xiii)     Indebtedness of Holding under the Acquisition Guaranty;

               (xiv) Indebtedness of the Borrower or any of its Subsidiaries to Holding represented by a payable in an aggregate amount equal to the difference between the aggregate amount of income tax obligations actually payable by Holding and that amount of income tax obligations that would be payable by the Borrower if determined without regard to Holding's ownership in the Borrower, so long as no payments are made by the Borrower in respect of such payable; and

                (xv) so long as no Default or Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

                  9.05 ADVANCES, INVESTMENTS AND LOANS. Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                 (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

               (iii) Holding and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

                (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                 (v) the Borrower and its  Subsidiaries may make (A) advances to their officers and employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business so long as any such advances made pursuant to this clause (A) are ultimately treated as an expense which reduces Consolidated Net Income in accordance with generally accepted accounting principles and (B) loans and advances in the ordinary course of business to their respective directors, officers and employees so long as the aggregate principal amount of all such Investments at any time outstanding under this clause (B) (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

                (vi) Holding and/or the Borrower may acquire and hold obligations of one or more officers, directors or other employees of Holding or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of Holding so long as no cash is paid by Holding or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

               (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

              (viii) the Borrower and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(v);

                (ix) (A) Holding may make cash equity contributions to the Borrower, (B) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as (i) each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement and (ii) each Intercompany Loan in which the Borrower or a Subsidiary Guarantor is the obligor shall contain the subordination provisions attached as Annex A to the respective Intercompany Note, and (C) Holding may hold a receivable from the Borrower or any of its Subsidiaries to the extent permitted by Section 9.04(xiv);

                 (x) Permitted Acquisitions shall be permitted in accordance with Section 8.16;

                (xi) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(xii);

               (xii) the Permitted Singapore Transaction shall be permitted; and

              (xiii) the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xii) of this Section 9.05 in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower.

                  9.06 TRANSACTIONS WITH AFFILIATES. Holding will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holding or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holding or such Subsidiary as would reasonably be obtained by Holding or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                 (i) Dividends  may  be  paid  to the extent provided in Section
         9.03;

                (ii) loans may be made and other transactions may be entered into by Holding and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

               (iii) customary fees may be paid to non-officer directors of Holding and its Subsidiaries; and

                (iv) Holding and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of Holding and its Subsidiaries in the ordinary course of business.

Notwithstanding anything to the contrary contained above in this Section 9.06, in no event shall Holding or any of its Subsidiaries pay any management, consulting or similar fee to any of their respective Affiliates except for any such fees paid to the Borrower or as otherwise permitted by clauses (iii) and
(iv) of this Section 9.06.

                  9.07 CAPITAL EXPENDITURES. (a) Holding will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(i) during the period from October 1, 1999 through and including December 31, 1999, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $3,000,000 and (ii) during any fiscal year of Holding set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of Holding set forth below the lesser of (x) 6% of the Borrower's and its Subsidiaries' gross revenues on a consolidated basis for such fiscal year and (y) the amount set forth opposite such fiscal year below (as such amount may be adjusted pursuant to the immediately succeeding paragraph):

                  FISCAL YEAR ENDING ON                 AMOUNT
                  ---------------------                 ------
                  December 31, 2000                     $12,000,000
                  December 31, 2001                     $12,500,000
                  December 31, 2002                     $13,000,000
                  December 31, 2003                     $13,500,000
                  December 31, 2004                     $14,000,000

                  From and after the consummation of any Permitted Acquisition, each of the Capital Expenditure amounts set forth in the table above in this clause (a) shall be increased by an amount equal to 6% of the Acquired Revenues of the respective Acquired Entity or Business acquired in each such Permitted Acquisition for the most recently ended 12 month period for which financial statements are available for such Acquired Entity or Business (as certified in the respective officer's certificate delivered pursuant to clause (ix) of
Section 8.16(a)), provided that the Capital Expenditure amount for the fiscal year in which such Permitted Acquisition is consummated shall only be increased by the amount set forth above in this sentence multiplied by a fraction the numerator of which is the number of days remaining in such fiscal year and the denominator of which is 365.

                  (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of Holding (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by Holding and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, PROVIDED that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year of Holding thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in the table in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b)).

                  (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested in replacement assets within 270 days following the date of such Asset Sale to the extent such Net Sale Proceeds are not otherwise required to be applied to repay outstanding Term Loans pursuant to
Section 4.02(e).

                  (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not otherwise required to be applied to repay outstanding Term Loans pursuant to
Section 4.02(g).

                  (e) In addition to the foregoing, commencing with Holding's fiscal year beginning on January 1, 2001, the Borrower and its Subsidiaries may make Capital Expenditures in any fiscal year of Holding in an amount not to exceed 25% of Excess Cash Flow for the immediately preceding fiscal year of Holding.

                  (f) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries may consummate Permitted Acquisitions in accordance with the requirements of Section 8.16.

                  9.08 CONSOLIDATED INTEREST COVERAGE RATIO. Holding will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holding set forth below to be less than the ratio set forth opposite such fiscal quarter below:

              FISCAL QUARTER ENDING ON                  RATIO
              -------------------------                 -----
              March 31, 2000                            2.00:1.00
              June 30, 2000                             2.00:1.00
              September 30, 2000                        2.00:1.00
              December 31, 2000                         2.00:1.00
              March 31, 2001                            2.00:1.00
              June 30, 2001                             2.00:1.00
              September 30, 2001                        2.00:1.00
              December 31, 2001                         2:25:1.00
              March 31, 2002                            2:25:1.00
              June 30, 2002                             2:25:1.00
              September 30, 2002                        2:25:1.00
              December 31, 2002
              and the last day of each fiscal quarter
              of Holding thereafter                     2:50:1.00

                  9.09 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Holding will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holding set forth below to be less than the ratio set forth opposite such fiscal quarter below:

              FISCAL QUARTER ENDING ON                       RATIO
              ------------------------                       -----
              March  31, 2000 and the last day
              of each fiscal quarter of Holding
              thereafter                                     1.00:1.00

                  9.10 MAXIMUM CONSOLIDATED LEVERAGE RATIO. Holding will not permit the Consolidated Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

              PERIOD                                         RATIO
              ------                                         -----
              Initial Borrowing Date through
              and including December 30, 2000                5.00:1.00

              December 31, 2000 through and
              including December 30, 2001                    4.75:1.00

              December 31, 2001 through and
              including December 30, 2002                    4.25:1.00

              December 31, 2002 through and
              including December 30, 2003                    4.00:1.00

              Thereafter                                     3.50:1.00

                  9.11 MINIMUM CONSOLIDATED NET WORTH. Holding will not permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth at such time.

                  9.12 LIMITATION ON PAYMENTS AND MODIFICATIONS OF CERTAIN INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC. (a) Holding will not, and will not permit any of its Subsidiaries to:

                 (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any of the Seller Subordinated Notes or the Senior Subordinated Notes;

                (ii) make (or give any notice in respect of) any voluntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of (including, in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purposes of paying when due), any Holding Junior Subordinated Notes or make any other payment in respect thereof (whether for principal, interest or other amounts);

               (iii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on, or redemption or acquisition for value of, the Existing Deer Park Mortgage Loan;

                (iv) amend or modify, or permit the amendment or modification of, any provision of the Existing Deer Park Loan Documents which would make same more restrictive in any material respect as to Holding or any of its Subsidiaries or could reasonably be expected to be adverse to the interests of the Lenders in any material respect;

                 (v) amend or modify,  or permit the  amendment or  modification
         of,  any  provision  of  any  Seller   Subordinated  Note,  any  Senior
         Subordinated Note Document or any Holding Junior Subordinated Note;

                (vi) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (iv) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or

               (vii) amend, modify or change any provision of (x) any Management Agreement, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders in any material respect (although no amendment or change may be made to any monetary term thereof) or (y) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent.

                  (b)  Neither  Holding  nor  any  of  its  Subsidiaries   shall
designate any Indebtedness, other than the Obligations, as "Designated Senior Debt" for purposes of the Senior Subordinated Note Documents.

                  9.13 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement (in which the Borrower or such Subsidiary is the licensee) or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (vi), (vii) or (xiv).

                  9.14 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) Holding will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock other than Qualified Preferred Stock of Holding or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of Holding or such Subsidiary, as the case may be.

                  (b) Holding will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding  shares of capital stock,
(ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holding or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

                  9.15 BUSINESS. (a) Holding will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by Holding and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof.

                  (b)  Notwithstanding  the  foregoing or anything  else in this
Agreement to the contrary, Holding will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the capital stock of the Borrower and having those liabilities which it is responsible for under this Agreement, the other Credit Documents to which it is a party, the Acquisition Guaranty and the Holding Junior Subordinated Notes, PROVIDED that Holding may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

                  9.16 LIMITATION ON CREATION OF SUBSIDIARIES. Holding will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date andy Subsidiary, PROVIDED that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to (A) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries so long as (i) the equity interests of each such new Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement, (ii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Wholly-Owned Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Wholly-Owned Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 8.12, and (B) establish, create and acquire non-Wholly-Owned Subsidiaries in each case to the extent permitted by Sections 8.15, 9.05(xii) and 9.05(xiii) and the definition of Permitted
Acquisition so long as the equity interest of each such non-Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement. In addition, each such new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Initial Borrowing Date.

                  SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

                  10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 COVENANTS. Holding or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.11, 8.15, 8.16, 8.17, 8.18 or
8.19 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

                  10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) Holding or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holding or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or an Event of Default under this
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $1,000,000; or

                  10.05 BANKRUPTCY, ETC. Holding or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holding or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holding or any of its Subsidiaries, or Holding or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holding or any of its Subsidiaries, or there is commenced against Holding or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holding or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holding or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holding or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holding or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan, which is not a multiemployer plan, shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed pursuant to Title IV of ERISA to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holding or any Subsidiary of Holding or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holding or any Subsidiary of Holding has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  10.07 SECURITY DOCUMENTS. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

                  10.08 GUARANTIES. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party; or

                  10.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holding or any Subsidiary of Holding involving in the aggregate for Holding and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $3,000,000; or

                  10.10  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any CREDIT PARTY (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and
(vi) apply any cash  collateral  held by the  Administrative  Agent  pursuant to
Section 4.02 to the repayment of the Obligations.

                  SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

                  11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquired Entity or Business" shall have the meaning provided in the definition of "Permitted Acquisition."

                  "Acquired Revenues" of any Acquired Entity or Business acquired pursuant to a Permitted Acquisition shall mean the gross revenues of such Acquired Entity or Business calculated in accordance with generally accepted accounting principles.

                  "Acquisition" shall mean the acquisition by the Borrower of all of the outstanding capital stock of Landry pursuant to the Acquisition Agreement.

                  "Acquisition   Agreement"   shall  mean  the  Stock   Purchase
Agreement, dated as of November 19, 1999, among the Borrower and the existing stockholders of Landry.

                  "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition.

                  "Acquisition Guaranty" shall mean the guaranty by Holding of the Borrower's obligations under the Acquisition Documents and the Seller Subordinated Notes.

                  "Additional  Security  Documents"   shall  have  the   meaning
provided in Section 8.12.

                  "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

                  "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

                  "Administrative Agent" shall mean Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holding or any Subsidiary thereof.

                  "Agreement"  shall mean this Credit  Agreement,  as  modified,
supplemented,   amended,  restated  (including  any  amendment  and  restatement hereof), extended or renewed from time to time.

                  "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective column below and OPPOSITE THE RESPECTIVE LEVEL (I.E., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f)(A) or the first proviso below):

                               Applicable     Applicable Margin      Applicable
          Consolidated         Margin for Base         For             Commitment
Level     Leverage Ratio       Rate Loans      Eurodollar Loans      Commission
-----     --------------       ----------      ----------------      Percentage
  1       Less than or equal
          to 2.50:1.00             0.50%              1.75%              0.300%

  2       Greater than
          2.50:1.00 but less
          than or equal to
          3.00:1.00                0.75%              2.00%              0.375%

  3       Greater than
          3.00:1.00 but less
          than or equal to
          3.50:1.00                1.00%              2.25%              0.375%

  4       Greater than 3.50:1.00
          but less than or equal
          to 4.00:1.00             1.25%              2.50%              0.500%

  5       Greater than 4.00:1.00   1.75%              3.00%              0.500%

; PROVIDED, HOWEVER, that if Holding fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f)(A) showing the applicable Consolidated Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 5 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 5 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Commitment Commission Percentage and in the

Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); PROVIDED FURTHER, that Level 5 pricing shall apply at any time when any Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Level 5 pricing shall apply for the period from the Effective Date to but not including the date which is the first Start Date after Holding's fiscal quarter ending on June 30, 2000.

                  "Approved Person" shall mean any Lender, any affiliate thereof or any other counterparty having a long-term unsecured debt rating of at least "A" or the equivalent thereof by Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Holding or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to Holding or a Wholly-Owned Subsidiary of Holding of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(ii), (iii), (iv), (ix), (x) and
(xiii).

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit M (appropriately completed).

                  "Bank of  America"  shall mean Bank of America,  N.A.,  in its
individual   capacity,   and  any  successor   corporation  thereto  by  merger,
consolidation or otherwise.

                  "Bank One" shall mean Bank One, Texas, National Association, and any successor corporation thereto by merger, consolidated or otherwise.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" shall mean, at any time, the higher of (i) the Reference Rate at such time and (ii) 1/2 of 1% in excess of the Federal Funds Rate at such time.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to the sum of (x) 85% of Eligible Receivables plus (y) 60% of Eligible Inventory, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(j).

                  "Borrowing Base Certificate" shall have the meaning specified in Section 8.01(j).

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York or in Charlotte, North Carolina, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

                  "Calculation Period"   shall  have  the  meaning  provided  in
Section 8.16(a).

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. SS. 9601 ET SEQ.

                  "Change of Control" shall mean (i) Holding shall cease to own 100% of the economic and voting interest in the Borrower's capital stock, (ii) the Sponsor, its Affiliates and the members of the Borrower's senior management as of the Initial Borrowing Date shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in Holding's capital stock, or (iii) any "change of control" or similar event shall occur under the Seller Subordinated Notes, the Senior Subordinated Note Documents or the Holding Junior Subordinated Notes.

                  "Change  of   Law"    shall   have  the  meaning  provided  in
Section 10.06.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

                  "Commitment" shall mean any of the commitments of any Lender, I.E., whether the Term Loan Commitment or the Revolving Loan Commitment.

                  "Commitment  Commission"  shall  have  the meaning provided in
Section 3.01(a).

                  "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holding and its Subsidiaries at such time.

                  "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holding and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of Holding and its Subsidiaries and provision for taxes for such period and without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period and (ii) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated EBIT for such period; it being understood that in determining the Consolidated Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a PRO FORMA Basis to give effect to (i) the Valley Systems Acquisition and the Acquisition as if same had occurred on October 1, 1998 as a Permitted Acquisition and (ii) any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) the remainder of (A) Consolidated EBITDA for such period minus (B) the sum of (i) the amount of all cash payments made by Holding and its Subsidiaries in respect of income taxes or income tax liabilities for such period and (ii) the amount of all Capital Expenditures made by Holding and its Subsidiaries for such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale Proceeds, insurance proceeds or Indebtedness) to (y) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum of, without duplication, (i) Consolidated Interest Expense for such period,
(ii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of Holding and its Subsidiaries for such period (as determined on the first day of such period) and (iii) the aggregate amount of all cash earn-out, non-compete, consulting or deferred compensation or purchase price adjustments paid during such period pursuant to the Acquisition Agreement and/or any Permitted Acquisition, but only to the extent that such cash payments have not otherwise reduced Consolidated EBITDA for such period.

                  "Consolidated Indebtedness" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Holding and its Subsidiaries at such time as would be required to be reflected on the liability side of the balance sheet of such Person in accordance with the generally accepted accounting principles as determined on a consolidated basis, (ii) all Indebtedness of Holding and its Subsidiaries at such time of the type described in clause (ii) of the definition of Indebtedness and (iii) all Contingent Obligations of Holding and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii).

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holding and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holding and its Subsidiaries representing the interest factor for such period; PROVIDED that the amortization of deferred financing, legal and accounting costs with respect to this Agreement, the Existing Deer Park Mortgage Loan and the Senior Subordinated Notes shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                  "Consolidated Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holding and its Subsidiaries for such period (or, in the case of Section 9.11 only, the net income (or loss) of the Borrower and its Subsidiaries for such period), determined on a consolidated basis (after any deduction for minority interests), PROVIDED that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holding or is accounted for by Holding by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to Holding or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                  "Consolidated Net Worth" shall mean, at any time, the total stockholder's equity of the Borrower at such time.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (IV) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or


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

determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean Holding, the Borrower and each Subsidiary Guarantor.

                  "Cumulative Consolidated Net Income" shall mean, at any time for the determination thereof, Consolidated Net Income for the period (taken as one accounting period) commencing on October 1, 1999 and ending on the last day of the Borrower's fiscal quarter then last ended.

                  "Deer Park Facility" shall mean the Borrower's facility located at 900 Georgia Avenue, Deer Park, Texas.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, stock plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Credit Documents, the Acquisition Documents and the Seller Subordinated Notes.


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

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States, any State thereof, the District of Columbia or any territory thereof.

                  "Drawing"  shall have the meaning provided in Section 2.05(b).

                  "Effective  Date"   shall  have   the   meaning   provided  in
Section 13.10.

                  "Eligible Inventory" shall mean the gross dollar value (valued at the lower of cost or market value) of the inventory of the Borrower and the Subsidiary Guarantors located in any state of the United States, Puerto Rico or the District of Columbia and which conforms in all material respects to the representations and warranties contained in the Security Agreement, except (i) any goods which are not "inventory" as such term is defined in the UCC as in effect in the State of New York, (ii) any advance payments made by customers with respect to inventory of the Borrower and the Subsidiary Guarantors, (iii) any inventory held on consignment, (iv) any inventory which has been shipped to a customer, even if on a consignment or "sale or return" basis, (v) any inventory to the extent that the Borrower or a Subsidiary Guarantor has taken a reserve, but only to the extent of such reserve, including any reserves required by the Administrative Agent in its reasonable judgment, (vi) any inventory not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent under the Security Agreement, subject to no prior or equal Lien, and (vii) any inventory not produced in compliance with the applicable requirements of the Fair Labor Standards Act.

                  "Eligible Receivables" shall mean the total face amount of the trade receivables of the Borrower and the Subsidiary Guarantors which conform in all material respects to the representations and warranties in the Security Agreement and at all times continue to be acceptable to the Administrative Agent in its reasonable judgment, except (i) receivables relating to sales or services rendered to account debtors outside the United States, Puerto Rico and Canada unless supported by a letter of credit acceptable to the Administrative Agent or is otherwise approved by the Administrative Agent, (ii) any receivable that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority, (iii) any receivable in respect of which there is any unresolved dispute with the account debtor, but only to the extent of such dispute, (iv) any receivable payable more than 90 days after the date of issuance of the original invoice therefor, (v) any receivable that remains unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor, (vi) any unbilled receivable and any receivable in respect of goods not yet shipped or services not yet performed, (vii) any receivable arising outside the ordinary course of business of the Borrower or any Subsidiary Guarantor, (viii) any receivable due from an account debtor (a) as to which on such date receivables representing more than 20% of the aggregate amount of all receivables of such account debtor (other than any such receivable in respect of which the account debtor has requested additional information as a condition to making payment, without disputing any information regarding such receivable already in such account debtor's possession, and the Borrower or the respective Subsidiary Guarantor is using its


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

best efforts to satisfy such information request) have remained unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor, PROVIDED, HOWEVER, that if an account debtor has multiple locations to which the Borrower submits its invoices for payment, then, with respect to such an account debtor, the test set forth in this clause
(a) only shall not be calculated with respect to such account debtor based on the total accounts receivable due from such account debtor but shall instead be calculated separately with respect to the accounts receivable which shall be due from each such location that is administratively distinctive in terms of the decision to approve invoices for payment, (b) in respect of which a credit loss has been recognized or reserved by the Borrower or any Subsidiary Guarantor, unless otherwise accepted by the Collateral Agent, or (c) that is the subject of a case or proceeding of the type described in Section 10.05, (ix) any receivable due from an account debtor at any time to the extent that the aggregate outstanding amount of receivables due from such account debtor and its Affiliates at such time exceeds 20% of the aggregate amount of all receivables due to the Borrower and the Subsidiary Guarantors at such time, but only to the extent of such excess, (x) any receivable in respect of which there has been established a contra account, but only to the extent of such contra account,
(xi) any receivable not subject to a valid and perfected first-priority Lien in favor of the Collateral Agent under the Security Agreement, subject to no prior or equal Lien, (xii) contracts or sales to any Affiliate of Holding or any of its Subsidiaries and (xiii) receivables due from the United States of America or any department, agency or instrumentality thereof, unless the Borrower or the respective Subsidiary Guarantor has complied in all respects with the Federal Assignment of Claims Act of 1940.

                  "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding Holding and its Subsidiaries.

                  "Employee Benefit Plans"  shall  have  the meaning provided in
Section 5.05.

                  "Employment Agreements"  shall  have  the  meaning provided in
Section 5.05.

                  "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. SS. 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. SS. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. SS. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. SS. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. SS. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. SS. 11001 ET SEQ.; the Hazardous MateriaL Transportation Act, 49 U.S.C. SS. 1801 ET SEQ. and the Occupational Safety And Health Act, 29 U.S.C. SS. 651 ET SEQ.; and any state AND local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holding or a Subsidiary of Holding would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holding or a Subsidiary of Holding being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan (other than any Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) relative to any Interest Period for a Eurodollar Loan, the interest rate per annum for deposits in Dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 (or any successor page) at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, provided however, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the interest rate to be used for purposes of this definition shall be the offered quotation to first-class banks in the London interbank Eurodollar market by Bank of America for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Bank of America with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (in either case) (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event  of  Default"   shall  have  the  meaning  provided  in
Section 10.


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

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication,
(i) the amount of all Capital Expenditures made by Holding and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of all Permitted Acquisitions made by Holding and its Subsidiaries during such period (other than Permitted Acquisitions to the extent financed with equity proceeds, capital stock, Asset Sale proceeds, insurance proceeds or Indebtedness), (iii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holding and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Loans, PROVIDED that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)), (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (v) the aggregate amount of post-closing consulting payments made by the Borrower during such period pursuant to the Acquisition Agreement, to the extent that such consulting payments have not otherwise reduced Adjusted Consolidated Net Income for such period, and (vi) that amount, if any, of cash taxes that would have been paid by Holding for such period had Holding not had any net operating loss carryforwards as of September 30, 1999.

                  "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of each fiscal year of Holding (beginning with its fiscal year ending on December 31, 2000).

                  "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holding.

                  "Excluded Equity Transaction" shall mean a transaction the result of which is that one stockholder of Holding (the "Selling Stockholder") sells one or more shares of capital stock of Holding to another stockholder of Holding (or to a Person which, upon such sale, will become a stockholder of Holding) (the "Purchasing Stockholder"), provided that (i) such transaction is structured in a manner in which Holding acts as a conduit for such sale insofar as the Purchasing Stockholder purchases shares of capital stock of Holding for cash and immediately thereafter Holding uses such cash proceeds to redeem a like amount of shares of capital stock of Holding from the Selling Stockholder and
(ii) such transaction could not reasonably be expected to result in any adverse tax or other consequences to Holding or any of its Subsidiaries.

                  "Existing  Indebtedness"  shall  have  the meaning provided in
Section 7.22.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.


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

                  "Existing Deer Park Mortgage" shall mean the mortgage held by Bank One on the Real Property portion of the Deer Park Facility, which Mortgage secures the Existing Deer Park Mortgage Loan and the related Interest Rate Protection Agreement as set forth on Schedule VI.

                  "Existing Deer Park Mortgage Loan" shall mean the $7,500,000 loan made by Bank One to the Borrower pursuant to the Existing Deer Park Mortgage Loan Documents.

                  "Existing Deer Park Mortgage Loan Documents" shall mean (i) the Loan Agreement, dated as of July 17, 1998, between the Borrower and Bank One, (ii) the Existing Deer Park Mortgage and (iii) the other documents relating to the Existing Deer Park Mortgage.

                  "Existing HydroChem Credit Agreement" shall mean the Credit Agreement, dated as of December 31, 1997, among the Borrower, the financial institutions party thereto and Bank of America, as agent.

                  "Existing Letter of Credit" shall have the meaning provided in
Section 2.01(c).

                  "Facing  Fee"  shall  have  the  meaning  provided  in Section
3.01(c).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holding or any one or more of its Subsidiaries primarily for the benefit of employees of Holding or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign   Subsidiary"  shall  mean  each  Subsidiary  of  the
Borrower which is not a Domestic Subsidiary.

                  "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.


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

                  "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid
Drawings  with  respect  to  Letters  of  Credit,  together  with all the  other obligations  (including  obligations  which,  but for the  automatic  stay under
Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Lenders, the Issuing Lender, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement and Other Hedging Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantor" shall mean Holding and each Subsidiary Guarantor.

                  "Guaranty"   shall   mean   the   Holding  Guaranty   and  the
Subsidiaries Guaranty.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

                  "Holding"   shall  have  the  meaning  provided  in  the first
paragraph of this Agreement.

                  "Holding Guaranty" shall mean the guaranty of Holding pursuant to Section 14.

                  "Holding Junior Subordinated Notes" shall mean (i) Holding's 12-1/2% Subordinated Notes due August 4, 2008 and (ii) Holding's 12-3/4 % Junior Subordinated Notes due August 4, 2009.

                  "Indebtedness"   shall  mean,   as  to  any  Person,   without
duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such person, whether or not such Indebtedness has been assumed by such Person (PROVIDED that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include (x) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person and (y) up to $750,000 in aggregate principal amount at any time outstanding of promissory notes or other instruments issued by the Borrower in the ordinary course of business and consistent with past practices to finance premiums on insurance policies.

                  "Indebtedness to be Refinanced" shall mean all Indebtedness set forth on Schedule X which is to be repaid in full and/or terminated on the Initial Borrowing Date (including the Existing HydroChem Credit Agreement).

                  "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Holding or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, Holding's or any of its Subsidiaries' conduct of their business.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

                  "Intercompany Loan" shall have the meaning provided in Section 9.05(ix).

                  "Intercompany Note" shall mean a promissory note, in the form of Exhibit N, evidencing Intercompany Loans.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.


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

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section 9.05.

                  "Issuing Lender" shall mean Bank of America.

                  "Landry" shall mean Landry Service Co., Inc., a Delaware corporation.

                  "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation and other insurance programs, surety bonds and other similar statutory obligations,
(ii) obligations of the Borrower or any of its Subsidiaries under contracts to provide goods or services or under leases entered into in the ordinary course of business and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of the Senior Subordinated Notes, the Seller Subordinated Notes and the Existing Deer Park Mortgage Loan).

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender"  shall  mean  each  financial  institution  listed on
Schedule I, as well as any Person that becomes a "Lender"  hereunder pursuant to
Section 1.13 or 13.04(b).

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(d) or 2.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee"   shall  have  the  meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request"  shall have the meaning provided in
Section 2.03(a).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

                  "Management Agreements"  shall  have  the  meaning provided in
Section 5.05.

                  "Mandatory Borrowing"   shall  have  the  meaning  provided in
Section 1.01(d).

                  "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Initial Borrowing Date upon which the respective officer's certificate is delivered pursuant to Section 8.01(f)(A) (together with the related financial statements pursuant to Section 8.01(b) or
(c), as the case may be) and which shall end on the date of actual delivery of the next officer's certificates pursuant to section 8.01(f)(A) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered.

                  "Margin Stock"shall have the meaning provided in Regulation U.

                  "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower or of Holding and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the Transaction, (y) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (z) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

                  "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

                  "Maximum Swingline Amount" shall mean $5,000,000.

                  "Minimum Borrowing Amount"   shall  mean  (i) for  Term Loans,
$1,000,000, (ii) for Revolving Loans, $250,000 and (iii) for Swingline Loans, $100,000.

                  "Minimum Consolidated Net Worth" shall mean, at any time, the sum of (i) $14,789,000 plus (ii) 50% of Cumulative Consolidated Net Income (if positive) plus (iii) 80% of the Net Equity Proceeds received by the Borrower after the Effective Date.

                  "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

                  "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

                  "Mortgaged Property" shall mean any Real Property owned or leased by the Borrower or any Subsidiary Guarantor which is encumbered (or required to be encumbered) by a Mortgage.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

                  "Non-Compete Agreements"  shall  have  the meaning provided in
Section 5.05.

                  "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

                  "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

                  "Notice of Borrowing"  shall  have  the  meaning  provided  in
Section 1.03(a).

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 100 North Tryon Street, Charlotte, North Carolina 28255,
Attention: Michael W. Stearns or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.


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

                  "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 100 North Tryon Street, Charlotte, North Carolina 28255, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly-Owned Subsidiary thereof of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or of 100% of the capital stock of any such Person (including way of merger), which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into a Wholly-Owned
Subsidiary  of the  Borrower)  (such  assets or  Person  are  referred  to as an
"Acquired Entity or Business"), PROVIDED that (in each case) (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the issuance of common stock of Holding or Qualified Preferred Stock of Holding to the extent no Default or Event of Default exists pursuant to Section 10.10 or would result therefrom and the assumption/ acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of
Section 9.04, (B) in the case of the acquisition of 100% of the capital stock of any Person (including way of merger), such Person shall own no capital stock OF any other person (other than DE MINIMIS amounts) unless either (x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person, (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.15 and
(D) all applicable requirements of Sections 8.16, 9.02 and 9.16 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                  "Permitted Liens"   shall have the meaning provided in Section
9.01.

                  "Permitted Singapore Transaction" shall mean any sale, lease, conveyance, transfer or disposition at fair market value (as determined in good faith by the Borrower) of all or any part of the assets of the Borrower's Singapore branch, having a cumulative value not to exceed $2,500,000, in exchange for any combination of cash, Cash Equivalents, assets or equity interests in a Person having operations in Southeast Asia; provided that if assets or equity interests are received in connection with such disposition, such assets must be useful in, or the Person whose equity interests are received must be in, the Borrower's business or any business similar or reasonably related thereto.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holding or a Subsidiary of Holding or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holding, a Subsidiary of Holding or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.09.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledgee" shall have the meaning as defined in the Pledge Agreement.

                  "Projections" shall mean the projections included in the Confidential Offering Memorandum distributed by Bank of America Securities LLC to potential Lenders under cover letter, dated October 22, 1999, which projections were prepared by or on behalf of the Borrower in connection with the Transaction.

                  "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as if same had occurred on the first day of such Calculation period, as well as any other

Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted
Acquisition then being consummated, with the following rules to apply in connection therewith:

                 (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective
         Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

               (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition for the periods described above, taking into account factually supportable and identifiable cost savings and expenses which would otherwise be permitted to be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

                  "Purchasing Stockholder" shall have the meaning provided in the definition of "Excluded Equity Transaction."

                  "Qualified Preferred Stock" shall mean any preferred stock of Holding so long as the terms of any such preferred stock (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to June 15, 2010, (w) do not require the cash payment of dividends, (x) do not contain any covenants that are more restrictive in any material respect than those contained in the Series A Preferred Stock as in effect on the Initial Borrowing Date, (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holding, or liquidations involving Holding, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

                  "Quarterly Payment Date" shall mean the last Business Day of each December, March, June and September occurring after the Initial Borrowing Date, commencing on December 31, 1999.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.SS. 6901 ET SEQ.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by Holding or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holding or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank of America in Charlotte, North Carolina as its "reference rate." It is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Register" shall have the meaning provided in Section 13.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender"   shall  have  the  meaning  provided  in
Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent at least 50.1% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

                  "Returns" shall have the meaning provided in Section 7.09.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(b).

                  "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section
1.13 or 13.04(b).

                  "Revolving Loan Maturity Date" shall mean December 31, 2004.

                  "Revolving Note"   shall  have the meaning provided in Section
1.05(a).

                  "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

                  "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the RL
Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

                  "Scheduled Repayment"   shall  have  the  meaning  provided in
Section 4.02(b).

                  "SEC" shall have the meaning provided in Section 8.01(h).

                  "Section 4.04(b)(ii)  Certificate"   shall  have  the  meaning
provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security  Agreement"   shall  have  the  meaning  provided in
Section 5.10.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

                  "Selling Stockholder" shall have the meaning provided in the definition of "Excluded Equity Transaction."

                  "Seller Subordinated Notes" shall mean the Borrower's 8% subordinated notes due November 19, 2000 and November 19,
2001.

                  "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

                  "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of August 1, 1997, among the Borrower, the Subsidiary Guarantors and Norwest Bank, Minnesota, N.A., as trustee.

                  "Senior Subordinated Notes" shall mean the Borrower's 10-3/8% senior subordinated notes due August 1, 2007.

                  "Series A Preferred  Stock" shall have the meaning provided in
Section 7.14(a).

                  "Shareholders' Agreements"  shall have the meaning provided in
Section 5.05.

                  "Sponsor" shall mean Citicorp Venture Capital Ltd.

                  "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

                  "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subsidiaries Guaranty"  shall  have the  meaning  provided in
Section 5.11.


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

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary of the Borrower.

                  "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Lender" shall mean Bank of America.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(c).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

                  "Tax Sharing Agreements"  shall  have  the meaning provided in
Section 5.05.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan" shall have the meaning provided in Section 1.01(a)

                  "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment," as same may be terminated pursuant to Sections
3.03 and/or 10.

                  "Term Loan Maturity Date" shall mean December 31, 2004.

                  "Term Note" shall have the meaning provided in Section 1.05(a)

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holding ended immediately prior to such Start Date.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of Holding then last ended (in each case taken as one accounting period).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.


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

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

                  "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

                  "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, I.E., Term Loans, Revolving Loans and Swingline Loans.

                  "Transaction" shall mean,  collectively,  (i) the Acquisition,
(ii) the issuance of the Seller Subordinated Notes, (iii) the repayment of the Indebtedness to be Refinanced and the termination of all commitments thereunder,
(iv) the entering into of the Credit Documents and the incurrence of Loans on the Initial Borrowing Date and (v) the payment of all fees and expenses in connection with the foregoing.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing"   shall  have  the  meaning  provided  for in
Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

                  "Valley Systems" shall mean, collectively, Valley Systems, Inc. and Valley Systems of Ohio, Inc.


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

                  "Valley Systems Acquisition" shall mean the acquisition by the Borrower of substantially all of the assets and the assumption of certain liabilities of Valley Systems on January 5, 1999.

                  "Vacuum Truck" shall mean each vacuum truck owned by the Borrower or any of its Subsidiaries and used to provide services to their respective customers.

                  "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

                  "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Year 2000 Compliant" shall mean that all of Holding's and its Subsidiaries' Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing) before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, Information Systems and Equipment of any other Person, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs as of the Initial Borrowing Date and shall not otherwise impair the accuracy or functionality of Holding's or any of its Subsidiaries' Information Systems and Equipment.

                 SECTION 12.  THE ADMINISTRATIVE AGENT

                  12.01 APPOINTMENT. The Lenders hereby irrevocably designate Bank of America as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include Bank of America in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of their respective duties hereunder by or through its officers, directors, agents, employees or affiliates.


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

                  12.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holding and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holding and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holding or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holding or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.


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

                  12.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

                  12.06 INDEMNIFICATION. TO THE EXTENT THE ADMINISTRATIVE AGENT (OR ANY AFFILIATE THEREOF) IS NOT REIMBURSED AND INDEMNIFIED BY THE BORROWER, THE LENDERS WILL REIMBURSE AND INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY AFFILIATE THEREOF) IN PROPORTION TO THEIR RESPECTIVE "PERCENTAGE" AS USED IN DETERMINING THE REQUIRED LENDERS (DETERMINED AS IF THERE WERE NO DEFAULTING LENDERS) FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, JUDGMENTS, COSTS, EXPENSES OR DISBURSEMENTS OF WHATSOEVER KIND OR NATURE WHICH MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY THE ADMINISTRATIVE AGENT (OR ANY AFFILIATE THEREOF) IN PERFORMING ITS DUTIES HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S (OR SUCH AFFILIATE'S) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION).

                  12.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.


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                  12.09  RESIGNATION  BY  THE  ADMINISTRATIVE   AGENT.  (a)  The
Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

                  (c) If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 35th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  SECTION 13.  MISCELLANEOUS.

                  13.01  PAYMENT OF  EXPENSES,  ETC.  The  Borrower  shall:  (i)
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of the Administrative Agent's consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel (including, without duplication, the allocated cost of in-house counsel) and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Lenders); (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against  any  and all  present  and  future  stamp,  excise  and  other  similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other THAN TO THE EXTENT ATTRIBUTABLE TO THE ADMINISTRATIVE AGENT OR SUCH LENDER) TO PAY SUCH TAXES; AND (iii) INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, AFFILIATES, TRUSTEES AND INVESTMENT ADVISORS FROM AND HOLD EACH OF THEM HARMLESS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS (INCLUDING REMOVAL OR REMEDIAL ACTIONS), LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES AND DISBURSEMENTS) INCURRED BY, IMPOSED ON OR ASSESSED AGAINST ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR IN ANY WAY RELATED TO, OR BY REASON OF, (a) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER IS A PARTY THERETO AND WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING IS BROUGHT BY OR ON BEHALF OF ANY CREDIT PARTY) RELATED TO THE ENTERING INTO AND/OR PERFORMANCE OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE USE OF ANY LETTER OF CREDIT OR THE PROCEEDS OF ANY LOANS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTION OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER CREDIT DOCUMENT OR THE EXERCISE OF ANY OF THEIR RIGHTS OR REMEDIES PROVIDED HEREIN OR IN THE OTHER CREDIT DOCUMENTS, OR (b) THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS IN THE AIR, SURFACE WATER OR GROUNDWATER OR ON THE SURFACE OR SUBSURFACE OF ANY REAL PROPERTY OWNED, LEASED OR AT ANY TIME OPERATED BY HOLDING OR ANY OF ITS SUBSIDIARIES, THE GENERATION, STORAGE, TRANSPORTATION, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS BY HOLDING OR ANY OF ITS SUBSIDIARIES AT ANY LOCATION, WHETHER OR NOT OWNED, LEASED OR OPERATED BY HOLDING OR ANY OF ITS SUBSIDIARIES, THE NON-COMPLIANCE OF ANY REAL PROPERTY OWNED, LEASED OR OPERATED BY HOLDING OR ANY OF ITS SUBSIDIARIES WITH FOREIGN, FEDERAL, STATE AND LOCAL LAWS, REGULATIONS, AND ORDINANCES (INCLUDING APPLICABLE PERMITS THEREUNDER) APPLICABLE TO ANY SUCH REAL PROPERTY, OR ANY ENVIRONMENTAL CLAIM ASSERTED AGAINST HOLDING, ANY OF ITS SUBSIDIARIES OR ANY REAL PROPERTY OWNED, LEASED OR AT ANY TIME OPERATED BY HOLDING OR ANY OF ITS SUBSIDIARIES, INCLUDING, IN EACH CASE, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND OTHER CONSULTANTS INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING (BUT EXCLUDING ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES TO THE EXTENT INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION)). TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY OR HOLD HARMLESS THE ADMINISTRATIVE AGENT OR ANY LENDER SET FORTH IN THE PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.

                  13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit


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

Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                  13.04 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, PROVIDED FURTHER, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security


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Documents (except as expressly provided in the Credit Documents)  supporting the
Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and
(v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of


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all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

                  13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of any such PAYMENT) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the


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other Lenders an interest in the  Obligations of the respective  Credit Party to such Lenders in such amount as shall result in a proportional participation by all the LENDERS IN SUCH AMOUNT; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  13.07 CALCULATIONS; COMPUTATIONS; ACCOUNTING TERMS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing BY THE BORROWER TO THE LENDERS); PROVIDED that, (i) except as otherwise specifically provided herein, all computations of Excess Cash Flow, the Applicable Commitment Commission Percentage and the Applicable Margin, and all computations and all definitions used in determining compliance with Sections 9.07 through 9.11, inclusive, (x) shall utilize accounting principles and policies in conformity with those used to prepare the most recent audited historical financial statements of Holding referred to in Section 7.05(a) and (y) shall be determined as if no Holding Junior Subordinated Notes are outstanding, and (ii) to the extent expressly provided herein, CERTAIN CALCULATIONS SHALL BE MADE ON A PRO FORMA Basis.

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day;
except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable; provided that interest in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDING AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDING AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL


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JURISDICTION OVER HOLDING OR THE BORROWER,  AND AGREES NOT TO PLEAD OR CLAIM, IN
ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDING OR THE BORROWER. EACH OF HOLDING OR THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDING OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDING OR THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (b) EACH OF HOLDING AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which Holding, the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart


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hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holding, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                  13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of the following clauses (i) and (ii)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (ii) reduce the amount of, or extend the date of, any Scheduled Repayment, (iii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iv) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.


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                  (b) If,  in  connection  with  any  proposed  change,  waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay each Tranche of outstanding Loans of such Lender in accordance with Sections 3.02(B) and/or 4.01(b), PROVIDED that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

                  13.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative


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Agent on the Register only upon the acceptance by the Administrative  Agent of a properly executed and delivered  Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

                  13.16 CONFIDENTIALITY. (a) Subject to the provisions of clause
(b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holding or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, PROVIDED that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, PROVIDED that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

                  (b) Each of Holding and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender any information related to Holding or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holding and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

                   13.17 CERTAIN AGREEMENTS WITH RESPECT TO THE SENIOR SUBORDINATED NOTES. Each of Holding and the Borrower hereby represents and warrants that (i) $30,000,000 of Term Loans and at least $3,500,000 of Revolving Loans and at least $2,260,000 of Letters of Credit may be incurred or issued (as the case may be) under this Agreement on the Initial Borrowing Date, and the Seller Subordinated Notes may be issued on the Initial Borrowing Date, in each case in reliance on the first paragraph of Section 4.09 of the


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  Senior  Subordinated Note Indenture,  and (ii) $30,000,000 of Revolving Loans,
  Swingline Loans and Letters of Credit in the aggregate incurred pursuant to the Total Revolving Loan Commitment as in effect on the Initial Borrowing Date may be incurred in reliance on clause (i) of Section 4.09 of the Senior Subordinated Note Indenture.

                  13.18 INCREASE OF COMMITMENTS. So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right at any time and from time to time to on or prior to September 30, 2000 to request that up to $20,000,000 of additional financing be provided under this Agreement to finance one or more Permitted Acquisitions on the following terms and conditions: (i) the Borrower shall have given the Administrative Agent at least 30 days prior written notice of its desire to make any such request; (iii) no more than three requests in the aggregate may be made pursuant to this
Section 13.18; (iii) such additional financing shall be in the form of an increase to the Total Revolving Loan Commitment and/or the addition of a new tranche of term loans, provided that any such new tranche of term loans (A) shall have a final maturity date of at least one year beyond the Term Loan Maturity Date and (B) may not have any interim scheduled amortization payments prior to the Term Loan Maturity Date in an annual amount in excess of 1% of the initial aggregate principal amount of such new tranche term loans; (iv) no Lender shall be obligated to provide any additional financing as a result of any request by the Borrower; (v) any Lender may provide all or any portion of such additional financing without the consent of any other Lender (except as otherwise provided in clause (x) below); (vi) any additional financing provided pursuant to this Section 13.18 shall require the prior written consent of the Administrative Agent and shall be done in coordination with the Administrative Agent; (vii) any request for additional financing to be provided pursuant to this Section 13.18 shall be in a minimum amount of at least $5,000,000; (viii) the Credit Parties shall deliver such documentation as may be reasonably required by the Administrative Agent in connection with any such additional financing (including, but not limited to, certificates, opinions and documents of the type described in Sections 5.01(ii), 5.02, 5.03, 5.04 and 5.15 (appropriately modified)); (ix) the Borrower shall have paid to the Lenders providing such additional financing such fees as may have been agreed to among the Borrower, the Administrative agent and such Lenders; and (x) the Lenders agree that they will enter into (and not withhold their consent to) technical amendments to this Agreement and the other Credit Documents approved by the Administrative Agent to incorporate such additional financing (including certain technical amendments which afford such additional term loans the same protections afforded the Term Loans and Revolving Loan Commitments on the Effective Date).

                  SECTION 14.  HOLDING GUARANTY.

                  14.01 GUARANTY. In order to induce the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements, and in recognition of the direct benefits to be received by Holding from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements and Other Hedging Agreements, Holding hereby agrees with the Guaranteed Creditors as follows:
Holding hereby unconditionally and irrevocably guarantees as primary obligor and


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not  merely  as surety  the full and  prompt  payment  when  due,  whether  upon
maturity,   acceleration  or  otherwise,  of  any  and  all  of  the  Guaranteed
Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holding unconditionally and irrevocably promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any
judgment,   decree  or  order  of  any  court  or  administrative   body  having
jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holding agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holding, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holding shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  14.02 BANKRUPTCY. Additionally, Holding unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

                  14.03 NATURE OF LIABILITY. The liability of Holding hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower, whether executed by Holding, any other guarantor or by any other party, and the liability of Holding hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holding waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  14.04 INDEPENDENT OBLIGATION. The obligations of Holding hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holding whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holding waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement


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thereof.  Any payment by the Borrower or other  circumstance  which  operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holding.

                  14.05 AUTHORIZATION. Holding authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

                  (d) release   or   substitute  any  one  or   more  endorsers,
guarantors,  the Borrower,  other Credit  Parties or other obligors;

                  (e) settle or compromise  any of the  Guaranteed  Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holding from its liabilities under this Guaranty.

                  14.06 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holding or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  14.07 SUBORDINATION. Any indebtedness of the Borrower now or hereafter owing to Holding is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holding shall be collected, enforced and received by Holding for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holding under the other provisions of this Guaranty. Prior to the transfer by Holding of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holding, Holding shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holding hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  14.08 WAIVER. (a) Holding waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holding waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holding hereunder except to the extent the Guaranteed Obligations have been paid. Holding waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holding against the Borrower or any other party or any security.

                  (b) Holding waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holding assumes all responsibility for being and keeping


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

itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holding assumes and incurs hereunder, and agrees that the Administrative Agent and the other Guaranteed Creditors shall have no duty to advise Holding of information known to them regarding such circumstances or risks.

                  14.09 NATURE OF LIABILITY. It is the desire and intent of Holding and the Guaranteed Creditors that this Guaranty shall be enforced against Holding to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holding under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holding obligations under this Guaranty shall be deemed to be reduced and Holding shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                      * * *


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

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:

900 Georgia Avenue                           HYDROCHEM INDUSTRIAL SERVICES, INC.
Deer Park, Texas 77536
Attention:  Chief Financial Officer
Telephone No.:  (713) 393-5665               By:/s/ Selby F. Little, III
                                                -------------------------
Telecopier No.:  (713) 393-5965                 Name:  Selby F. Little, III
                                                Title: Chief Financial Officer

900 Georgia Avenue                           HYDROCHEM HOLDING, INC.
Deer Park, Texas 77536
Attention:  Chief Financial Officer
Telephone No.:  (713) 393-5665               By:/s/ Selby F. Little, III
                                                -------------------------
Telecopier No.:  (713) 393-5965                 Name:  Selby F. Little, III
                                                Title: Chief Financial Officer

                                      BANK OF AMERICA, N.A.,
                                       Individually and as Administrative Agent


                                      BY:/s/ John J. ONeill
                                         -------------------
                                         Name:  John J. ONeill
                                         Title: Managing Director

                                      BANK AUSTRIA CREDITANSTALT
                                        CORPORATE FINANCE, INC.


                                      BY:/s/ Tom Pierce
                                         -----------------
                                         Name:  Tom Pierce
                                         Title: Senior Associate


                                      BY:/s/ Robert Biringer
                                         --------------------
                                         Name:  Robert Biringer
                                         Title: Executive Vice President

                                      NATIONAL CITY BANK OF KENTUCKY


                                      BY:/s/ Tom Gurbach
                                         ------------------
                                         Name:  Tom Gurbach
                                         Title: Vice President

                                      NATEXIS BANQUE - BFCE


                                      BY:/s/ Louis P. Laville, III
                                         ----------------------------
                                         Name:  Louis P. Laville, III
                                         Title: Vice President & Group Manager


                                      BY:/s/ Daniel Payer
                                         -------------------
                                         Name:  Daniel Payer
                                         Title: Assistant Vice President

                                      SOUTHWEST BANK OF TEXAS, N.A.


                                      BY:/s/ Carmen Dunmire
                                         -------------------
                                         Name:  Carmen Dunmire
                                         Title: Vice President

                                      WELLS FARGO BANK (TEXAS),
                                      NATIONAL ASSOCIATION


                                      BY:/s/ Linda Masera
                                         -------------------
                                         Name:  Linda Masera
                                         Title: Vice President